UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Leggett & Platt, Incorporated

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March 30, 2016
Dear Shareholder:
I am pleased to invite you to the annual meeting of shareholders of Leggett & Platt, Incorporated, to be held Tuesday, May 17, 2016, at 10:00 a.m. Central Time, at the Company’s Wright Conference Center. Directions are included on the back cover of this Proxy Statement.
The Proxy Statement contains three proposals from our Board of Directors: (i) the election of nine directors, (ii) the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016, and (iii) an advisory vote to approve named executive officer compensation. The Board encourages you to vote FOR each of these proposals.
Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible. You may vote your shares online at www.proxypush.com/leg or by returning the enclosed proxy or voting instruction card. Specific instructions for these voting alternatives are contained on the proxy or voting instruction card.
I appreciate your continued interest in Leggett & Platt.
Sincerely,
LEGGETT & PLATT, INCORPORATED
R. Ted Enloe, III
Board Chair

Leggett & Platt, Incorporated
No. 1 Leggett Road
Carthage, Missouri 64836

NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS
The annual meeting of shareholders of Leggett & Platt, Incorporated (the “Company”) will be held at the Company’s Wright Conference Center, No. 1 Leggett Road, Carthage, Missouri 64836, on Tuesday, May 17, 2016, at 10:00 a.m. Central Time:
1.
To elect nine directors;

2.
To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016;

3.
To provide an advisory vote to approve named executive officer compensation; and

4.
To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

You are entitled to vote only if you were a Leggett & Platt shareholder at the close of business on March 4, 2016.
An Annual Report to Shareholders outlining the Company’s operations during 2015 accompanies this Notice of Annual Meeting and Proxy Statement.
By Order of the Board of Directors,
John G. Moore
Secretary
Carthage, Missouri
March 30, 2016
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 17, 2016

The enclosed proxy materials and access to the proxy voting site are also available to you on the Internet.
You are encouraged to review all of the information contained in the proxy materials before voting.
The Company’s Proxy Statement and Annual Report to Shareholders are available at:
www.leggett.com/proxy/2016

The Company’s proxy voting site can be found at: www.proxypush.com/leg

2016 PROXY STATEMENT

PROXY SUMMARY
This summary highlights information contained elsewhere in this proxy statement. It does not contain all of the information that you should consider—please read the entire proxy statement before voting. These materials were first sent to our shareholders on March 30, 2016.
2016 Annual Meeting of Shareholders
Date and Time:	Tuesday, May 17, 2016, 10:00 a.m. Central Time
Place:	Wright Conference Center, No. 1 Leggett Road, Carthage, Missouri
Record Date:	March 4, 2016
Voting Matters	Board Vote Recommendation	Page
Election of nine directors	FOR each nominee	10
Ratification of PwC as Independent Accounting Firm	FOR	15
Advisory vote to approve named executive officer compensation	FOR	17
Business Highlights
In 2015, Leggett achieved record sales and earnings, significantly improved profit margins, and raised our dividend for the 44th consecutive year. Our total shareholder return (TSR) for the year exceeded that of the S&P 500 index, and, for the three years ending December 31, 2015, we generated compound annual TSR of 20%, placing us in the top third of the S&P 500.
Sales from continuing operations were $3.9 billion in 2015, an all-time high and a 4% increase over 2014. Sales growth along with continued margin enhancement led to record full year EPS of  $2.28. For detailed results, see the Company’s Annual Report on Form 10-K filed February 25, 2016.
Director Nominees (page 10)
All of Leggett’s directors are elected for a one-year term by a majority of votes cast at the Annual Meeting. The 2016 director nominees are:
Independent Directors	Age	Director Since	Principal Occupation	Committee Memberships (1)(2)	Other Public Company Boards
Robert E. Brunner	58	2009	Retired Executive VP, Illinois Tool Works	A C	2
Robert G. Culp, III	69	2013	Chairman, Culp, Inc.	A N	2
R. Ted Enloe, III, Board Chair	77	1969	Managing General Partner, Balquita Partners, Ltd.	C	2
Manuel A. Fernandez	69	2014	Retired Managing Director, SI Ventures	C N	2
Joseph W. McClanathan	63	2005	Retired President & CEO—Household Products Division, Energizer Holdings, Inc.	A C N*
Judy C. Odom	63	2002	Retired Chair & CEO, Software Spectrum, Inc.	A* C N	2
Phoebe A. Wood	62	2005	Retired Vice Chair & CFO, Brown-Forman Corp.	C*	3
Management Directors
Karl G. Glassman	57	2002	President & Chief Executive Officer
Matthew C. Flanigan	54	2010	Executive Vice President & Chief Financial Officer		1

(1)
*Committee Chair, A—Audit Committee, C—Compensation Committee, N—Nominating & Corporate Governance Committee

(2)
Richard T. Fisher, a current independent director and member of the Audit, Compensation, and Nominating & Corporate Governance Committees, has not been nominated for re-election.

Executive Compensation Highlights (page 18)
On January 1, 2016, Karl G. Glassman became the Company’s Chief Executive Officer, after serving as Leggett’s Chief Operating Officer since 2006 and in various other capacities since 1982. In connection with Mr. Glassman’s appointment as CEO, the Compensation Committee increased his 2016 base salary to $1.1 million and set his target incentive percentages at the same levels as our outgoing CEO: annual incentive at 115% of base salary, two-year Profitable Growth Incentive at 77% of base salary, and three-year performance stock units at 275% of base salary. At these target levels, 82% of Mr. Glassman’s 2016 pay package is performance-based and 62% is equity-based. Mr. Glassman also received a one-time, promotional award of 80,449 at-market, non-qualified stock options with a 10-year term, vesting in one-third increments at 18, 30 and 42 months after the grant date.
The compensation mix for Mr. Glassman and our other senior executives is intended to align our executives’ and shareholders’ interests through pay-for-performance. Our compensation structure strives to strike an appropriate balance between short-term and longer-term compensation that reflects the short- and longer-term interests of the business. We believe this structure helps us attract, retain and motivate high-performing executives who will achieve outstanding results for our shareholders.
Key Components of Our Executive Officer Compensation Program
	Performance Metrics	Role within Compensation Program	How Designed and Determined	% of New CEO Pay Package at Target
Base Salary	N/A	The only non-performance based component of our executives’ compensation. Target incentive payments and equity awards are set as a percentage of base salary.	Our Compensation Committee reviews executive salaries annually, based on market data, peer benchmarking, individual performance and internal equity.	18%
Annual Incentive	Return on Capital Employed (ROCE), Cash Flow and Individual Performance Goals	Short-term cash incentive that rewards achievement of specific business targets and individual goals within the fiscal year.	The ROCE and cash flow targets are based on the Company’s earnings guidance for the year. Payouts range from 0% to 150%, based upon actual performance.	20%
Profitable Growth Incentive	Revenue Growth and Profit Margin	Pay-for-performance program that rewards revenue growth while maintaining or improving margins over a two-year period. These are two primary levers for achieving our long-range TSR goals.	The revenue growth threshold is based on the projected GDP of our primary markets, while margin threshold is based on the Company’s past performance. Payouts range from 0% to 250%.	14%
Performance Stock Units	Total Shareholder Return (TSR)	Three-year relative TSR performance holds management accountable for creating and sustaining value for shareholders.	Relative TSR is measured against the industrial, materials and consumer discretionary sectors of the S&P 500 and S&P Midcap 400, about 320 companies. Payouts range from 0% to 175%.	48%
Key Features of Our Executive Officer Compensation Program
What We Do	What We Don’t Do
✓ We tie a high percentage of executive compensation to performance.	We do not pay dividend equivalents on stock options and unvested restricted stock.
✓ We consider peer groups and review market data in establishing compensation levels.	We do not allow re-pricing of underwater stock options (including cash-outs).
✓ We maintain robust stock ownership guidelines.	We do not allow pledges of Company stock.
✓ We include clawbacks in our incentive plans.	We do not pay tax gross-ups.
✓ We have double trigger vesting for equity-based awards in the event of a change in control.	We do not allow share recycling.

CORPORATE GOVERNANCE AND BOARD MATTERS
Corporate Governance
Leggett & Platt has a long-standing commitment to sound corporate governance principles and practices. The Board of Directors has adopted Corporate Governance Guidelines that establish the roles and responsibilities of the Board and Company management. The Board has also adopted a Code of Business Conduct and Ethics applicable to all Company employees, officers and directors, as well as a separate Financial Code of Ethics applicable to the Company’s CEO, CFO, and principal accounting officer. These documents are posted on our website at www.leggett-search.com/governance.
Director Independence
The Board reviews director independence annually and during the year upon learning of any change in circumstances that may affect a director’s independence. The Company has adopted director independence standards (the “Independence Standards”) that satisfy the NYSE listing standards. The Independence Standards are posted on our website at www.leggett-search.com/governance. A director who meets all the Independence Standards will be presumed to be independent.
While the Independence Standards help the Board to determine director independence, they are not the exclusive measure for doing so. The Board also reviews the relevant facts and circumstances of any material relationships between the Company and its directors during the independence assessment. Based on its review, the Board has determined that all of its current non-management directors are independent. The director biographies accompanying Proposal 1 “Election of Directors” identify our independent and management directors on the ballot. In addition, Richard T. Fisher, who was not nominated for re-election, but will serve as a non-management director through our 2016 annual meeting, was also determined by the Board to be independent.
All Audit Committee members meet the additional independence standards for audit committee service under NYSE and SEC rules and are financially literate, as defined by NYSE rules. In addition, all Audit Committee members meet the SEC’s definition of an “audit committee financial expert.” None of the members serves on the audit committee of more than three public companies. Also, all Compensation Committee members satisfy the enhanced independence standards required by the NYSE listing standards and SEC rules.
Board Leadership Structure
Our Corporate Governance Guidelines allow the roles of Board Chair and CEO to be filled by the same or different individuals. This approach allows the Board flexibility to determine whether the two roles should be separate or combined based upon the Company’s needs and the Board’s assessment of the Company’s leadership from time to time. The Board elected R. Ted Enloe, III as the independent Board Chair effective January 1, 2016, believing this arrangement best serves the Board, the Company and our shareholders at this time.
Our non-management directors regularly hold executive sessions without management present. At least one executive session per year is attended by only independent, non-management directors (typically, these executive sessions take place at each regularly-scheduled quarterly Board meeting).
Communication with the Board
Shareholders and all other interested parties wishing to contact our Board of Directors may e-mail the Board Chair, Mr. Enloe, at boardchair@leggett.com. They can also write to Leggett & Platt Board Chair, P.O. Box 637, Carthage, MO 64836. The Corporate Secretary’s office reviews this correspondence and periodically sends Mr. Enloe all communications except items unrelated to Board functions (for example, advertisements and junk mail). In his discretion, Mr. Enloe may forward communications to the full Board or to any of the other independent directors for further consideration.
Board and Committee Composition and Meetings
The Board held four meetings in 2015, and its committees met the number of times listed in the table below. All directors attended at least 75% of the Board meetings and their respective committee meetings. Directors are expected to attend the Company’s annual meeting of shareholders, and all of them attended the 2015 annual meeting.

The Board has a standing Audit Committee, Compensation Committee and Nominating & Corporate Governance (N&CG) Committee. These committees consist entirely of independent directors, and each operates under a written charter adopted by the Board. The Audit, Compensation, and N&CG Committee charters are posted on our website at www.leggett-search.com/governance.
Audit Committee Judy C. Odom (Chair) Robert E. Brunner Robert G. Culp, III Richard T. Fisher Joseph W. McClanathan Meetings in 2015: 5
The Audit Committee assists the Board in the oversight of:
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Independent registered public accounting firm’s qualifications, independence, appointment, compensation, retention and performance.

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Internal control over financial reporting.

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Guidelines and policies to govern risk assessment and management.

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Performance of the Company’s internal audit function.

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Integrity of the financial statements and external financial reporting.

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Legal and regulatory compliance.

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Complaints and investigations of any questionable accounting, internal control or auditing matters.

Compensation Committee Phoebe A. Wood (Chair) Robert E. Brunner R. Ted Enloe, III Manuel A. Fernandez Richard T. Fisher Joseph W. McClanathan Judy C. Odom Meetings in 2015: 6
The Compensation Committee assists the Board in the oversight and administration of:
•
Corporate goals and objectives regarding CEO compensation and evaluation of the CEO’s performance in light of those goals and objectives.

•
Non-CEO executive officer compensation.

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Cash and equity-based compensation for directors.

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Incentive compensation and equity-based plans that are subject to Board approval.

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Grants of awards under incentive and equity-based plans required to comply with applicable tax laws.

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Employment agreements and severance benefit agreements with the CEO and executive officers, as applicable.

•
Related person transactions of a compensatory nature.

Nominating & Corporate Governance Committee Joseph W. McClanathan (Chair) Robert G. Culp, III Manuel A. Fernandez Richard T. Fisher Judy C. Odom Meetings in 2015: 4
The N&CG Committee assists the Board in the oversight of:
•
Corporate governance principles, policies and procedures.

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Identifying qualified candidates for Board membership and recommending director nominees.

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Director independence and related person transactions.

Board and Committee Evaluations
The Board and each of its Committees conduct an annual self-evaluation of their practices and charter responsibilities. In addition, the Board periodically conducts director peer reviews of the qualifications and contributions of its individual members. The N&CG Committee oversees these reviews and reports to the Board.
Board’s Oversight of Risk Management
The Audit Committee is responsible for oversight of our guidelines and policies to assess and manage risk. The Company’s CEO and other senior managers are responsible for assessing and managing various risk exposures on a day-to-day basis. Our Enterprise Risk Management Committee (the “ERM Committee”), currently composed of 14 executives and chaired by our CFO, adopted guidelines by which the Company identifies, assesses, monitors and reports financial and non-financial risks material to the Company.
The ERM Committee meets at least quarterly. Identified risks are assigned to a team of subject matter experts who meet regularly throughout the year and provide an updated assessment twice each year for their respective risk areas. A risk summary report is assembled from these assessments for review by the ERM Committee with a summary of each risk area provided to senior management and the Audit Committee concerning (i) the likelihood and significance of risks, (ii) the policies and guidelines regarding risk assessment and management, (iii) management’s steps to monitor and control risks, and (iv) an evaluation of the process. The Audit Committee reviews and discusses the report with management and the independent auditor.
An overall review of risk is inherent to the Board’s consideration of the Company’s strategies and other matters. In furtherance of this review, our CFO updates other senior managers and the entire Board every quarter on notable activities of the ERM Committee.
The Compensation Committee’s oversight of executive officer compensation, including the assessment of compensation risk for executive officers, is detailed in the Compensation Discussion & Analysis section on page 18. The Committee also assesses our compensation structure for employees generally and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The following factors contributed to this determination:
•
We use a common annual incentive plan across all business units.

•
We use a combination of short- and long-term incentive rewards that are tied to varied and complementary measures of performance and have overlapping performance periods.

•
Our annual incentive plan and our omnibus equity plan contain clawback provisions that enable the Committee to recoup incentive payments, when triggered.

•
Our employees below key management levels have a small percentage of their total pay in variable compensation.

•
We promote an employee ownership culture to better align employees with shareholders, with approximately 3,400 employees contributing their own funds to purchase Company stock under various stock purchase plans.

Compensation Committee Interlocks and Insider Participation
No Compensation Committee member had an interlocking relationship as described in Item 407(e)(4) of Regulation S-K.
Consideration of Director Nominees and Diversity
The Nominating & Corporate Governance Committee is responsible for identifying and evaluating qualified candidates for election to the Board of Directors. Following its evaluation, the N&CG Committee recommends to the full Board a slate of director candidates for inclusion in the Company’s proxy statement and proxy card. This procedure is posted on the Company’s website at www.leggett-search.com/governance.
In the case of incumbent directors, the N&CG Committee reviews each director’s overall service during his or her current term, including the number of meetings attended, level of participation, quality of performance and any transactions between the director and the Company. The Company’s bylaws and Corporate Governance Guidelines set the director retirement age at 72; however, the Board Chair, CEO or President may request a waiver for any director. At the request of Leggett’s CEO, the N&CG Committee recommended, and the full Board granted, a waiver for Mr. Enloe so that he may stand for re-election at the 2016 annual meeting.
In the case of new director candidates, the N&CG Committee first determines whether the nominee must be independent under NYSE rules, then identifies any special needs of the Board. The N&CG Committee will consider individuals recommended by Board members, Company management, shareholders and, if it deems appropriate, a professional search firm.
The Board of Directors may also consider candidates to fill a vacancy in the Board outside of the annual shareholder meeting process. The N&CG Committee will use the same criteria as those used to evaluate a director nominee to be elected by shareholders. In the event of a vacancy to be filled by the Board, the N&CG Committee will recommend one or more candidates for election and proxies will not be solicited.

The N&CG Committee seeks to identify and recruit the best available candidates. Qualified candidates will be considered without regard to race, color, religion, sex, sexual orientation, gender identity, ancestry, national origin or disability. The N&CG Committee believes director candidates should have the following minimum qualifications:
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Character and integrity.

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A commitment to the long-term growth and profitability of the Company.

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A willingness and ability to make a sufficient time commitment to the affairs of the Company in order to effectively perform the duties of a director, including regular attendance at Board and committee meetings.

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Significant business or public experience relevant and beneficial to the Board and the Company.

In addition to the minimum qualifications described above, the N&CG Committee may also consider the following factors in evaluating candidates for recommendation to the Board:
•
Present and anticipated needs of the Board for particular experience or expertise and whether the candidate would satisfy those needs.

•
Requirement for the Board to have a majority of independent directors and whether the candidate would be considered independent.

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Whether the candidate would be considered an “audit committee financial expert” or “financially literate” as described in NYSE listing standards, SEC rules and the Audit Committee charter.

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Accomplishments of each candidate in his or her field.

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Outstanding professional and personal reputation.

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Relevant experience, including experience at the strategy/policy setting level, high level managerial experience in a complex organization, industry experience, and familiarity with the products and processes used by the Company.

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Ability to exercise sound business judgment.

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Breadth of knowledge about issues affecting the Company.

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Ability and willingness to contribute special competencies to Board activities.

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A willingness to assume broad fiduciary responsibility.

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Fit with the Company’s culture.

Following the N&CG Committee’s initial review of a candidate’s qualifications, one or more N&CG Committee members will interview the candidate. The N&CG Committee may arrange subsequent interviews with the Board Chair and/or members of the Company’s management. The N&CG Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, for candidates recommended by a shareholder.
Shareholders who wish to recommend candidates for the N&CG Committee’s consideration must submit a written recommendation to the Secretary of the Company at No. 1 Leggett Road, Carthage, MO 64836. Recommendations must be sent by certified or registered mail and received by December 15th for the N&CG Committee’s consideration for the following year’s annual meeting of shareholders. Recommendations must include the following:
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Shareholder’s name, number of shares owned, length of period held and proof of ownership.

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Candidate’s name, address, phone number and age.

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A resume describing, at a minimum, the candidate’s educational background, occupation, employment history and material outside commitments (memberships on other boards and committees, charitable foundations, etc.).

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A supporting statement which describes the shareholder’s and candidate’s reasons for nomination to the Board of Directors and documents the candidate’s ability to satisfy the director qualifications described above.

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The candidate’s consent to a background investigation.

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The candidate’s written consent to stand for election if nominated by the Board and to serve if elected by the shareholders.

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Any other information that will assist the N&CG Committee in evaluating the candidate in accordance with this procedure.

The Corporate Secretary will promptly forward these materials to the N&CG Committee Chair and the Board Chair. The N&CG Committee may contact recommended candidates to request additional information necessary for its evaluation or for disclosure under applicable SEC rules.
Separate procedures apply if a shareholder wishes to nominate a director candidate for election at a meeting of shareholders. Those procedures, contained in our bylaws, are discussed on page 50.
Although the N&CG Committee does not have a formal policy concerning its consideration of diversity in identifying director nominees, as the foregoing description of the N&CG Committee’s procedure for identifying and evaluating director candidates shows, the N&CG Committee develops the Board’s diversity by seeking candidates with business and public experience relevant to the Board’s current and anticipated needs as well as Leggett’s businesses. The N&CG Committee seeks to identify and recruit the best available candidates, without regard to race, color, religion, sex, sexual orientation, gender identity, ancestry, national origin, disability, or any other status protected by law.
Transactions with Related Persons
According to the Corporate Governance Guidelines, the N&CG Committee reviews and approves or ratifies transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. If the transaction with a related person concerns compensation, the review of the transaction falls to the Compensation Committee.
The Company’s executive officers and directors are expected to notify the Company’s Corporate Secretary of any current or proposed transaction that may be a related person transaction. The Corporate Secretary will determine if it is a related person transaction and, if so, will include it for consideration at the next meeting of the appropriate Committee. Approval should be obtained in advance of a related person transaction whenever practicable. If it becomes necessary to approve a related person transaction between meetings, the Chair of the appropriate Committee is authorized to act on behalf of the Committee. The Chair will provide a report on the matter to the full Committee at its next meeting.
The full policy for reviewing transactions with related persons, including categories of pre-approved transactions, is found in our Corporate Governance Guidelines (available on Leggett’s website at www.leggett-search.com/governance).
Each of the following transactions was approved in accordance with our Corporate Governance Guidelines:
•
We buy shares of our common stock from our employees from time to time. In 2015 and early 2016, we purchased shares from eight of our executive officers: 18,000 shares from Jack Crusa for a total of  $851,700; 4,000 shares from Scott Douglas for a total of  $182,480; 15,000 shares from Joseph Downes for a total of   $685,600; 30,489 shares from Matthew Flanigan for a total of  $1,379,963; 21,600 shares from Karl Glassman for a total of  $946,080; 25,843 shares from David Haffner for a total of  $1,195,497; 7,568 shares from John Moore for a total of   $341,373; and 5,000 shares from Dennis Park for a total of  $229,100. All employees, including executive officers, pay a $25 administrative fee for each transaction. If the Company agrees to purchase stock before noon, the purchase price is the closing stock price on the prior business day; if the agreement is made after noon, the purchase price is the closing stock price on the day of purchase.

•
The Company employs certain relatives of its directors and executive officers, but only two had total compensation in excess of the $120,000 related person transaction threshold: Jason Higdon, Assistant General Counsel, the stepson of Industrial Materials Segment President, Joseph Downes (who retired during 2015), had total compensation of   $182,348 in 2015 (consisting of salary, annual incentive earned in 2015 and the grant date fair value of equity-based awards issued in 2015); and Bren Flanigan, Director of Business Development—Industrial Materials, the brother of CFO Matthew Flanigan, had total compensation of  $262,307 in 2015 (consisting of salary and annual incentive earned in 2015 and the grant date fair value of equity-based awards issued in 2015).

Director Compensation
Our non-employee directors receive an annual retainer, consisting of a mix of cash and equity, as set forth below. Our employee directors (Mr. Glassman and Mr. Flanigan) do not receive additional compensation for their Board service.
Item	Amount
Cash Compensation
Director Retainer	$60,000
Audit Committee Retainer
Chair	18,000
Member	8,000
Compensation Committee Retainer
Chair	15,000
Member	6,000
N&CG Committee Retainer
Chair	10,000
Member	5,000
Equity Compensation—Restricted Stock or RSUs
Board Chair/Lead Director Retainer (including director retainer)	260,000
Director Retainer	135,000
The Compensation Committee reviews director compensation every year and recommends any changes to the full Board for consideration at its May meeting. The Committee considers national survey data and trends, as well as peer company benchmarking data (see discussion of the executive compensation peer group at page 28), but does not target director compensation to any specific percentage of the median. The directors’ compensation package was not increased or otherwise modified in 2015.
Directors may elect to receive restricted stock units (“RSUs”) instead of restricted stock. Electing RSUs enables directors to defer receipt of the shares for two to ten years while accruing dividend equivalent shares at a 20% discount to market price over the deferral period. The restricted stock and RSUs vest one year after the grant date.
Directors may elect to defer their cash compensation into a cash deferral arrangement, stock options or stock units under the Company’s Deferred Compensation Program, described on page 26. Our non-employee directors currently comply with the stock ownership guidelines requiring them to hold Leggett stock with a value of four times their annual cash retainer within five years of joining the Board. The stock ownership requirement for the Board Chair is five times the annual cash retainer. The Company pays for all travel expenses the directors incur to attend Board meetings.

Our non-employee directors’ 2015 compensation is set forth in the following table.
Director Compensation in 2015
Director	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Non-Qualified Deferred Compensation Earnings (3)	All Other Compensation (4)	Total
Robert E. Brunner	$74,000	$135,000	$532	$9,662	$219,194
Ralph W. Clark(5)	35,000		4,991	19,464	59,455
Robert G. Culp, III	73,000	135,000		4,399	212,399
R. Ted Enloe, III	75,000	135,000	898	9,382	220,280
Manuel A. Fernandez	71,000	135,000	699	23,085	229,784
Richard T. Fisher	79,000	260,000	279	14,930	354,210
Joseph W. McClanathan	81,500	135,000	1,281	9,522	227,303
Judy C. Odom	89,000	135,000	7,850	45,063	276,913
Phoebe A. Wood	66,000	135,000	8,887	51,953	261,841

(1)
These amounts include cash compensation deferred into a cash deferral or stock units under our Deferred Compensation Program. Mr. Clark deferred $35,000 of his cash compensation into a cash deferral. The following directors deferred cash compensation into stock units: Brunner—$19,980, Fernandez—$71,000, Fisher—$15,800, Odom—$44,500, and Wood—$66,000.

(2)
These amounts reflect the grant date fair value of the annual restricted stock or RSU awards, which was $135,000 for each director except Mr. Fisher, who received a restricted stock award of $260,000 for his service as the Vice Chair/Lead Director, and Mr. Clark, whose Board service ended in May 2015 and therefore did not receive a grant. The grant date fair value of these awards is determined by the stock price on the day of the award.

(3)
These amounts include above-market interest accrued on cash deferrals and the 20% discount on stock unit dividends acquired under our Deferred Compensation Program and RSUs.

(4)
Items in excess of $10,000 that are reported in this column consist of (i) dividends paid on the annual restricted stock or RSU awards and dividends paid on stock units acquired under our Deferred Compensation Program: Clark—$19,464; Odom—$33,938; and Wood—$35,453; and (ii) the 20% discount on stock units purchased with deferred cash compensation: Fernandez—$17,750; Odom—$11,125; and Wood—$16,500.

(5)
Mr. Clark’s Board service ended in May 2015; his reported compensation reflects a partial year of service.

All of our non-employee directors held unvested stock or stock units as of December 31, 2015 as set forth below. These restricted stock shares and RSUs will vest on May 16, 2016.
Director	Restricted Stock	Restricted Stock Units
Robert E. Brunner		3,004
Robert G. Culp, III	2,954
R. Ted Enloe, III	2,954
Manuel A. Fernandez		3,004
Richard T. Fisher	5,689
Joseph W. McClanathan	2,954
Judy C. Odom		3,004
Phoebe A. Wood		3,004

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

1PROPOSAL ONE:   Election of Directors
At the annual meeting, nine directors are nominated to hold office until the next annual meeting of shareholders, or until their successors are elected and qualified. All the director nominees have been previously elected by our shareholders. Richard Fisher, a current member of the Board, has not been nominated for re-election at the 2016 annual meeting. If any nominee named below is unable to serve as a director (an event the Board does not anticipate), the proxy will be voted for a substitute nominee, if any, designated by the Board.

In recommending the slate of director nominees, our Board has chosen individuals of character and integrity, with a commitment to the long-term growth and profitability of the Company. We believe each of the nominees brings significant business or public experience relevant and beneficial to the Board and the Company, as well as a work ethic and disposition that foster the collegiality necessary for the Board and its committees to function efficiently and best represent the interests of our shareholders.
Robert E. Brunner Independent Director since 2009 Committees: Audit Compensation Age: 58
Professional Experience:
Mr. Brunner was the Executive Vice President of Illinois Tool Works (ITW), a diversified manufacturer of advanced industrial technology, from 2006 until his retirement in 2012. He previously served ITW as President—Global Auto beginning in 2005 and President—North American Auto from 2003.
Education:
Mr. Brunner holds a degree in finance from the University of Illinois and an MBA from Baldwin-Wallace College.
Public Company Boards:
Mr. Brunner currently serves as a director of NN, Inc., a global manufacturer of precision bearings and plastic, rubber and metal components, and Lindsay Corporation, a global manufacturer of irrigation equipment and road safety products.
Director Qualifications:
Mr. Brunner’s experience and leadership with ITW, a diversified manufacturer with a global footprint, provides valuable insight to our Board on operational and international issues.

Robert G. Culp, III Independent Director since 2013 Committees: Audit Nominating & Corporate Governance Age: 69
Professional Experience:
Mr. Culp is the co-founder of Culp, Inc., an upholstery and bedding fabrics designer and manufacturer, where he has been the Chairman since 1990 and served as CEO from 1988 to 2007.
Education:
Mr. Culp holds a degree in economics from the University of North Carolina—Chapel Hill and an MBA from the Wharton School of the University of Pennsylvania.
Public Company Boards:
Mr. Culp is the Chairman of the Board of Culp, Inc., and the lead independent director of Old Dominion Freight Line, Inc., a national motor transportation and logistics company. He previously served as a director of Stanley Furniture Company, Inc., a manufacturer and importer of wooden residential furniture, until 2011.
Director Qualifications:
Mr. Culp’s experience in the bedding and furniture industries provides valuable insight into a number of the Company’s key markets. Through his leadership of Culp, Inc., a publicly-traded company with an international scope, he understands the complexities of the financial and regulatory requirements facing US companies, as well as the challenges and opportunities of developing global operations.

R. Ted Enloe, III Independent Director since 1969 Board Chair since 2016 Committees: Compensation Age: 77
Professional Experience:
Mr. Enloe has been Managing General Partner of Balquita Partners, Ltd., a family securities and real estate investment partnership, since 1996. Previously, he served as President and Chief Executive Officer of Optisoft, Inc., a manufacturer of intelligent traffic systems, from 2003 to 2005. His former positions include Vice Chairman of the Board and member of the Office of the Chief Executive for Compaq Computer Corporation and President of Lomas Financial Corporation and Liberte Investors.
Education:
Mr. Enloe holds a degree in petroleum engineering from Louisiana Polytechnic University and a law degree from Southern Methodist University.
Public Company Boards:
Mr. Enloe currently serves as a director of Silicon Laboratories Inc., a designer of mixed-signal integrated circuits, and Live Nation, Inc., a venue operator, promoter and producer of live entertainment events.
Director Qualifications:
Mr. Enloe’s professional background and experience, previously held senior-executive level positions, financial expertise and service on other company boards, qualifies him to serve as a member of our Board of Directors. Further, his wide-ranging experience combined with his intimate knowledge of the Company from over 40 years on the Board provides an exceptional mix of familiarity and objectivity.

Manuel A. Fernandez Independent Director since 2014 Committees: Compensation Nominating & Corporate Governance Age: 69
Professional Experience:
Mr. Fernandez co-founded SI Ventures, a venture capital firm focusing on IT and communications infrastructure, and served as the managing director from 1998 until his retirement in 2014. Mr. Fernandez was the Executive Chairman of Sysco Corporation, a marketer and distributor of foodservice products, from 2012 until his retirement in 2013. He previously served Sysco as Non-executive Chairman since 2009 and as a director since 2006. His previous positions include Chairman and CEO of Gartner, Inc., and CEO of Dataquest, Inc.
Education:
Mr. Fernandez holds a degree in electrical engineering from the University of Florida and completed post-graduate work in solid-state engineering at the University of Florida and in business administration at the Florida Institute of Technology.
Public Company Boards:
Mr. Fernandez currently serves as lead independent director of Brunswick Corporation, a market leader in the marine, fitness, bowling and billiards industries, and as a director of Time, Inc., a global media company. He was previously a director of Flowers Foods, Inc., a national producer and marketer of packaged bakery foods, Tibco, a global leader in infrastructure and business intelligence software, and Black & Decker, a manufacturer of power tools, hardware and home improvement products.
Director Qualifications:
Mr. Fernandez’ venture capital experience, leadership of several technology companies as CEO and service on a number of public company boards offers Leggett outstanding insight into corporate strategy and development, information technology, international growth, and corporate governance.

Matthew C. Flanigan Management Director since 2010 Committees: None Age: 54
Professional Experience:
Mr. Flanigan was appointed Executive Vice President of the Company in 2013 and has served as Chief Financial Officer since 2003. He previously served the Company as Senior Vice President from 2005 to 2013, Vice President from 2003 to 2005, Vice President and President of the Office Furniture Components Group from 1999 to 2003, and in various capacities since 1997.
Education:
Mr. Flanigan holds a degree in finance and business administration from the University of Missouri.
Public Company Boards:
Mr. Flanigan serves as the lead director of Jack Henry & Associates, Inc., a provider of core information processing solutions for financial institutions.
Director Qualifications:
As the Company’s CFO, Mr. Flanigan adds valuable knowledge of the Company’s finance, risk and compliance functions to the Board. In addition, his prior experience as one of the Company’s group presidents provides valuable operations insight.

Karl G. Glassman Management Director since 2002 Committees: None Age: 57
Professional Experience:
Mr. Glassman was appointed the Company’s Chief Executive Officer effective January 1, 2016 and continues to serve as President since his appointment in 2013. He previously served the Company as Chief Operating Officer from 2006 to 2015, Executive Vice President from 2002 to 2013, President of the Residential Furnishings Segment from 1999 to 2006, Senior Vice President from 1999 to 2002, and in various capacities since 1982.
Education:
Mr. Glassman holds a degree in business management and finance from California State University—Long Beach.
Public Company Boards:
Mr. Glassman previously served as a director of Remy International, Inc., a leading global manufacturer of alternators, starter motors and electric traction motors.
Director Qualifications:
As the Company’s CEO, Mr. Glassman provides comprehensive insight to the Board from strategic planning to implementation at all levels of the Company around the world, as well as the Company’s relationships with investors, the financial community and other key stakeholders. Mr. Glassman also serves on the Board of Directors of the National Association of Manufacturers.

Joseph W. McClanathan Independent Director since 2005 Committees: Audit Compensation Nominating & Corporate Governance, Chair Age: 63
Professional Experience:
Mr. McClanathan served as President and Chief Executive Officer of the Energizer Household Products Division of Energizer Holdings, Inc., a manufacturer of portable power solutions, from 2007 through his retirement in 2012. Previously, he served Energizer as President and Chief Executive Officer of the Energizer Battery Division from 2004 to 2007, as President—North America from 2002 to 2004, and as Vice President—North America from 2000 to 2002.
Education:
Mr. McClanathan holds a degree in management from Arizona State University.
Director Qualifications:
Through his leadership experience at Energizer and as a former director of the Retail Industry Leaders Association, Mr. McClanathan offers an exceptional perspective to the Board on manufacturing operations, marketing and development of international capabilities.

Judy C. Odom Independent Director since 2002 Committees: Audit, Chair Compensation Nominating & Corporate Governance Age: 63
Professional Experience:
Until her retirement in 2002, Ms. Odom was Chief Executive Officer and Board Chair at Software Spectrum, Inc., a global business to business software services company, which she co-founded in 1983. Prior to founding Software Spectrum, she was a partner with the international accounting firm, Grant Thornton.
Education:
Ms. Odom is a licensed Certified Public Accountant and holds a degree in business administration from Texas Tech University.
Public Company Boards:
Ms. Odom is a director of Harte-Hanks, a direct marketing service company, and Sabre, Inc., which provides technology solutions for the global travel and tourism industry.
Director Qualifications:
Ms. Odom’s director experience with several companies offers a broad leadership perspective on strategic and operating issues. Her experience co-founding Software Spectrum and growing it to a global Fortune 1000 enterprise before selling it to another public company provides the insight of a long-serving CEO with international operating experience.

Phoebe A. Wood Independent Director since 2005 Committees: Compensation, Chair Age: 62
Professional Experience:
Ms. Wood has been a principal in CompaniesWood, a consulting firm specializing in early stage investments, since her 2008 retirement as Vice Chairman and Chief Financial Officer of Brown-Forman Corporation, a diversified consumer products manufacturer, where she had served since 2001. Ms. Wood previously held various positions at Atlantic Richfield Company, an oil and gas company, from 1976 to 2000.
Education:
Ms. Wood holds a degree in psychology from Smith College and an MBA from UCLA.
Public Company Boards:
Ms. Wood is a director of Invesco, Ltd., an independent global investment manager, Coca-Cola Enterprises, Inc., a major bottler and distributor of Coca-Cola products, and Pioneer Natural Resources, an independent oil and gas company.
Director Qualifications:
From her career in business and various directorships, Ms. Wood provides the Board with a wealth of understanding of the strategic, financial and accounting issues the Board faces in its oversight role.

The Board recommends that you vote FOR the election of each of the director nominees.

2 PROPOSAL TWO:   Ratification of Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment of the Company’s independent registered public accounting firm and has selected PricewaterhouseCoopers LLP (“PwC”) for the fiscal year ending December 31, 2016. PwC (or its predecessor firm) has been our independent registered public accounting firm continuously since 1991. The Audit Committee regularly evaluates activities to assure continuing auditor independence, including whether there should be a regular rotation of the independent registered public accounting firm. As with all matters, the members of the Audit Committee and the Board perform assessments in the best interests of the Company and our investors, and believe that the continued retention of PwC meets this standard.

Although shareholder ratification of the Audit Committee’s selection of PwC is not required by the Company’s bylaws or otherwise, the Board is requesting ratification as a matter of good corporate practice. If our shareholders fail to ratify the selection, it will be considered a direction to the Audit Committee to consider a different firm. Even if this selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change is in the best interest of the Company and our shareholders.
PwC representatives are expected to be present at the annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.
The Board recommends that you vote FOR the ratification of PwC as the independent registered public accounting firm.
Audit and Non-Audit Fees
The Audit Committee is also directly responsible for the compensation, retention, performance and oversight of the independent external audit firm, is directly involved in the selection of the lead engagement partner, and is responsible for the audit fee negotiations associated with retaining PwC. The fees billed or expected to be billed by PwC for professional services rendered in fiscal years 2015 and 2014 are shown below.
Type of Service	2015	2014
Audit Fees(1)	$1,981,715	$2,049,434
Audit-Related Fees(2)	110,994	23,000
Tax Fees(3)	236,563	350,970
All Other Fees(4)	3,069	33,067
Total	$2,332,341	$2,456,471

(1)
Includes rendering an opinion on the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting; quarterly reviews of the Company’s financial statements; statutory audits, where appropriate; comfort and debt covenant letters; and services in connection with regulatory filings.

(2)
Includes assessment of controls; consulting on accounting and financial reporting issues; limited procedures reports related to agreements or arbitrations; and audits of employee benefit plans.

(3)
Includes preparation and review of tax returns and tax filings; tax consulting and advice related to compliance with tax laws; tax planning strategies; and tax due diligence related to acquisitions and joint ventures. Of the tax fees listed above in 2015, $98,881 relate to compliance services and $137,682 relate to consulting and planning services.

(4)
Includes use of an internet-based accounting research tool provided by PwC and a 2014 pre-assessment for conflict minerals compliance.

The Audit Committee has determined that the provision of these approved non-audit services by PwC is compatible with maintaining PwC’s independence.
Pre-Approval Procedures for Audit and Non-Audit Services
The Audit Committee has established a procedure for pre-approving the services performed by the Company’s auditors. All services provided by PwC in 2015 were approved in accordance with the adopted procedures. There were no services provided or fees paid in 2015 for which the pre-approval requirement was waived.

The procedure provides standing pre-approval for:
•
Audit Services: rendering an opinion on the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting; quarterly reviews of the Company’s financial statements; statutory audits, where appropriate; comfort and debt covenant letters; and services in connection with regulatory filings.

•
Audit-Related Services: consultation on new or proposed transactions, statutory requirements, or accounting principles; reports related to contracts, agreements, arbitration, or government filings; continuing professional education; audits of employee benefit plans and subsidiaries; and due diligence and audits related to acquisitions and joint ventures.

•
Tax Services: preparation and review of Company and related entity income, sales, payroll, property, and other tax returns and tax filings and permissible tax audit assistance; preparation or review of expatriate and similar employee tax returns and tax filings; tax consulting and advice related to compliance with applicable tax laws; tax planning strategies and implementation; and tax due diligence related to acquisitions and joint ventures.

Any other audit, audit-related, or tax services provided by the Company’s auditors require specific Audit Committee pre-approval. The Audit Committee must also specifically approve in advance all permissible non-audit internal control related services to be performed by the Company’s auditors. Management provides quarterly reports to the Audit Committee concerning any fees paid to the auditors for their services.
Audit Committee Report
The Audit Committee is composed of five non-management directors who are independent as required by SEC and NYSE rules. The Audit Committee operates under a written charter adopted by the Board which is posted on the Company’s website at www.leggett-search.com/governance.
Management is responsible for the Company’s financial statements and financial reporting process, including the system of internal controls. PwC, our independent registered public accounting firm, is responsible for expressing an opinion on the conformity of the audited consolidated financial statements with generally accepted accounting principles. The Audit Committee is responsible for monitoring, overseeing and evaluating these processes, providing recommendations to the Board regarding the independence of and risk assessment procedures used by our independent registered public accounting firm, selecting and retaining our independent registered public accounting firm, and overseeing compliance with various laws and regulations.
At its meetings, the Audit Committee reviewed and discussed the Company’s audited financial statements with management and PwC. The Audit Committee also discussed with PwC all items required by Public Company Accounting Oversight Board Auditing Standard No. 16—Communications with Audit Committees.
The Audit Committee received the written disclosures and letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence and has discussed PwC’s independence with them.
The Audit Committee has relied on management’s representation that the financial statements have been prepared in conformity with generally accepted accounting principles and on the opinion of PwC included in their report on the Company’s financial statements.
Based on the review and discussions with management and PwC referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s 2015 Annual Report on Form 10-K.
Judy C. Odom (Chair)
Robert E. Brunner
Robert G. Culp, III
Richard T. Fisher
Joseph W. McClanathan

3PROPOSAL THREE:   Advisory Vote to Approve Named Executive Officer Compensation
Pursuant to Section 14A of the Securities Exchange Act of 1934, Leggett’s shareholders have the opportunity to vote on an advisory resolution on our executive compensation package, commonly known as “Say-on-Pay,” to approve the compensation of Leggett’s named executive officers, as described in the “Executive Compensation” section beginning on page 18. At our 2011 Annual Meeting, shareholders voted in favor of holding future Say-on-Pay votes annually, and, as a result of such vote, the Board determined that the Company will hold a Say-on-Pay vote at each annual meeting.

Because your vote is advisory, it will not be binding upon the Board; however, the Compensation Committee and the Board has considered and will continue to consider the outcome of the vote when making decisions for future executive compensation arrangements. Each year since Say-on-Pay was implemented, the compensation of our named executive officers has been approved with over 90% of the vote (with 94% support in 2015).
Our Compensation Committee is committed to creating an executive compensation program that enables us to attract and retain a superior management team that has targeted incentives to build long-term value for our shareholders. The Company’s compensation package uses a mix of cash and equity-based awards to align executive compensation with our annual and long-term performance. These programs reflect the Committee’s philosophy that executive compensation should provide greater rewards for superior performance, as well as accountability for underperformance. At the same time, we believe our programs do not encourage excessive risk-taking by management. The Board believes that our philosophy and practices have resulted in executive compensation decisions that are appropriate and that have benefited the Company over time.
For these reasons, the Board requests our shareholders approve the compensation paid to the Company’s named executive officers as described in this proxy statement, including the Compensation Discussion and Analysis, the executive compensation tables and the related footnotes and narrative accompanying the tables.
The Board recommends that you vote FOR the Company’s executive compensation package.
Discretionary Vote on Other Matters
We are not aware of any business to be acted upon at the annual meeting other than the three items described in this proxy statement. Your signed proxy, however, will entitle the persons named as proxy holders to vote in their discretion if another matter is properly presented at the meeting. If one of the director nominees is not available as a candidate for director, the proxy holders will vote your proxy for such other candidate as the Board may nominate.

EXECUTIVE COMPENSATION AND RELATED MATTERS
Compensation Discussion & Analysis
Our Compensation Committee, consisting of seven independent directors, is committed to creating and overseeing an executive compensation program that enables us to attract and retain a superior management team that has targeted incentives to build long-term value for our shareholders. To meet these objectives, the Committee has implemented a compensation package that:
•
Emphasizes performance-based equity programs over cash compensation.

•
Sets incentive compensation targets intended to drive performance and shareholder value.

•
Balances rewards between short-term and long-term performance to foster sustained excellence.

•
Motivates our executive officers to take appropriate business risks.

This Compensation Discussion and Analysis describes our executive compensation program and the decisions affecting the compensation of our Named Executive Officers (the “NEOs”):
David S. Haffner	Board Chair and Chief Executive Officer through December 31, 2015 (former CEO)
Karl G. Glassman	President and Chief Executive Officer as of January 1, 2016 (current CEO), and Chief Operating Officer through December 31, 2015
Matthew C. Flanigan	Executive VP and Chief Financial Officer (CFO)
Perry E. Davis	Senior VP, President—Residential Furnishings Segment
Jack D. Crusa	Senior VP, President—Industrial Materials and Specialized Products Segments
Executive Summary
This section provides an overview of our NEOs’ compensation structure, Leggett’s pay practices and the Committee’s compensation risk management. Additional details regarding the NEOs’ pay packages, the Committee’s annual review of the executive officers’ compensation and our equity pay practices are covered in the sections that follow.
The largest component of our executive compensation package, performance stock units (“PSUs”), pay out based on our Total Shareholder Return (“TSR”)(1) relative to approximately 320 peer companies(2) over rolling 3-year periods. Leggett’s cumulative TSR from 2013−2015 was 70.7%, which placed us in the top 30% of the peer group and resulted in a 165.4% payout versus target for the 3-year PSUs vesting on December 31, 2015.
The Profitable Growth Incentive (“PGI”) is another performance-based equity program with payouts determined by revenue growth(3) and EBITDA margin(4)—two key levers for achieving our long-range TSR goals. Corporate participants received a maximum 250% payout versus target for the 2014-2015 period, as a result of 8.1% revenue growth and 14.1% EBITDA margin achievement over those two years.
Our executives’ 2015 annual incentive payouts tracked the Company’s operational success in 2015 in which we generated cash flow of  $536 million (versus a target of  $300 million) and 52.5% return on capital employed (versus a target of 37%).(5)

(1)
TSR = (Change in Stock Price + Dividends) ÷ Beginning Stock Price; assumes dividends are reinvested.

(2)
The peer group for our PSUs consists of those companies in the industrial, materials and consumer discretionary sectors of the S&P 500 and S&P Midcap 400.

(3)
Revenue growth is the compound annual growth rate of the Company’s (or applicable profit centers’) revenue during the performance period compared to the revenue of the immediately preceding year.

(4)
EBITDA margin equals the cumulative Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) during the performance period divided by the total revenue during the performance period.

(5)
The annual incentive program, including the calculations for adjusted cash flow and return on capital employed (ROCE), is described on page 21.

CEO Transition at the End of 2015. On August 15, 2015, the Board of Directors and Mr. Haffner agreed to terminate his employment agreement and position as Chief Executive Officer, effective December 31, 2015. As part of the Company’s succession plan, the Board appointed Mr. Glassman, the Company’s President and Chief Operating Officer, to succeed Mr. Haffner as CEO effective January 1, 2016.
Pursuant to the terms of the Employment Agreement dated March 1, 2013, Mr. Haffner, after termination without cause, is entitled to: (1) continuation of his base salary through the 2017 Annual Shareholders Meeting in the amount in effect as of August 15, 2015 ($1,130,000 per year); (2) annual cash bonuses for calendar years 2015, 2016, and a partial year through the 2017 Annual Shareholders Meeting, pursuant to the Company’s Key Officers Incentive Plan, based upon his target incentive percentage in effect as of August 15, 2015 (115% of base salary) and the payout percentages for corporate plan participants for the applicable bonus years; (3) immediate vesting for the remaining 12,500 restricted stock units awarded to him in connection with the Employment Agreement; (4) continued vesting through the 2017 Annual Shareholders Meeting for all equity-based compensation awards granted to him prior to August 15, 2015 (including the Performance Stock Unit awards in 2014 and 2015, and the Profitable Growth Incentive awards in 2015); and (5) medical coverage for himself, his spouse and eligible dependents through the two-year non-compete period ending December 31, 2017. Additional details of Mr. Haffner’s Employment Agreement and payments due thereunder are found at page 40.
On January 4, 2016, the Committee approved the following 2016 compensation package for Mr. Glassman as CEO, based upon benchmarking compensation data, Mr. Glassman’s experience and prior compensation levels, internal pay equity, and the Company’s past practice with respect to CEO compensation:
•
Base Salary—increased from $840,000 to $1,100,000

•
Target Annual Incentive—increased from 90% to 115% of base salary

•
Profitable Growth Incentive—base award remained at 77% of base salary

•
Performance Stock Units—base award increased from 200% to 275% of base salary

The Committee approved for Mr. Glassman a one-time, promotional award of 80,449 at-market, non-qualified stock options having a 10-year term and vesting in one-third increments at 18, 30 and 42 months after the grant date. The Committee believed this award would further motivate Mr. Glassman to lead the Company in continued growth and profitability as CEO. Additional details of the Committee’s compensation review process are found at page 27.
Since Mr. Haffner remained CEO through December 31, 2015, and Mr. Glassman’s promotion was effective January 1, 2016, this Compensation Discussion and Analysis will address their respective compensation arrangements prior to the year-end CEO transition, unless otherwise noted.
Structuring the Mix of Compensation. The Committee uses its judgment to determine the appropriate percentage of variable to fixed compensation, the use of short-term and long-term performance periods, and the split between cash and equity-based compensation. The ultimate payment and value of the variable elements of their compensation depends on actual performance and could result in no payout if those conditions are not met. The following table shows the key attributes of the 2015 compensation programs used to drive performance and build long-term shareholder value:
Compensation Type	Fixed or Variable	Cash or Equity-Based	Term	Basis for Payment
Base Salary	Fixed	Cash	1 year	Individual responsibilities, performance and experience
Annual Incentive	Variable	Cash	1 year	Return on capital employed, cash flow and individual performance goals
Profitable Growth Incentive	Variable	Equity	2 years	Revenue growth and EBITDA margin
Performance Stock Units	Variable	Equity	3 years	TSR relative to peer group

Sound Pay Practices. The Company’s compensation practices include:
•
Strong emphasis on equity-based compensation to align executive and shareholder interests (all equity granted to NEOs in 2015 was performance-based).

•
All variable compensation programs (Annual Incentive, PSU and PGI) have maximum payout limits.

•
Internal pay relationships that reflect our executives’ differences in responsibilities, contributions and market conditions.

•
Stock ownership requirements range from two to five times base salary, depending upon the executive’s title and responsibilities.

•
Use of tally sheets to gauge the total compensation package and potential severance payouts, as well as wealth accumulation analysis to monitor long-term alignment with shareholders.

•
Comparison of base salary and total compensation to market survey data and customized peer group for benchmarking.

•
Regular analysis of the full compensation program and its components to ensure they do not create an incentive for excessive risk-taking.

•
Clawback policies to recover cash and equity-based incentive compensation in the event of a financial restatement or if the executive engages in activities adverse to the interests of the Company.

•
Double-trigger vesting of all incentive awards (other than legacy stock options) following a change in control.

•
No re-pricing or cash buyouts of options or equity-based awards without shareholder approval.

•
Minimal perquisite compensation and no tax gross-ups.

Additional Investment in Leggett Stock. In addition to having pay packages that are heavily weighted to Leggett equity, for many years our NEOs have voluntarily deferred substantial portions of their cash compensation into Company stock through the Executive Stock Unit Program (the “ESU Program”) and the Deferred Compensation Program. Through participation in these programs, particularly the ESU Program, in which company equity is held until the executive leaves the Company, our NEOs are further invested in the long-term success of the Company.
Managing Compensation Risk. The Committee annually reviews whether our executive compensation policies and practices (as well as those that apply to our employees generally) are appropriate and whether they create risks or misalignments that are reasonably likely to have a material adverse effect on the Company.
We believe that our compensation programs align our executives’ incentives for risk taking with the long-term best interests of our shareholders. We mitigate risk by allocating incentive compensation across multiple components. This structure reduces the incentive to take excessive risk because it:
•
Rewards achievement on a balanced array of performance measures, minimizing undue focus on any single target.

•
Stresses long-term performance, discouraging short-term actions that might endanger long-term value.

•
Combines absolute and relative performance measures.

Additional safeguards against undue compensation risk include stock ownership guidelines, caps on incentive payouts and clawback policies.

Impact of 2015 Say-on-Pay Vote. At our annual meeting of shareholders held on May 5, 2015, 94% of the votes cast on the Say-on-Pay proposal approved the compensation of our NEOs. The Committee believes that this shareholder vote strongly endorses the Company’s compensation philosophy and programs. The Committee took this support into account as one of many factors it considered in connection with the discharge of its responsibilities (as described in this Compensation Discussion and Analysis) in exercising its judgment in establishing and overseeing our executive compensation arrangements throughout the year.
Our Compensation Components and Programs
Base Salary. Base salary is the only fixed portion of our NEOs’ compensation package. Salary levels are intended to reflect specific responsibilities, performance and experience, while taking into account market compensation levels for comparable positions. Although base salary makes up less than one-fourth of our NEOs’ aggregate compensation, it’s the foundation for the total package, since the variable compensation components are set as percentages of base salary:
Name	2015 Base Salary	Annual Incentive: Target Percentage of Base Salary	PGI Awards: Target Percentage of Base Salary(1)	PSU Awards: Target Percentage of Base Salary(1)
David S. Haffner, CEO through 12/31/2015	$1,130,000	115%	77%	275%
Karl G. Glassman, COO through 12/31/2015 and current CEO	840,000	90%	77%	200%
Matthew C. Flanigan, CFO	507,000	80%	70%	175%
Perry E. Davis, SVP	370,000	60%	64%	130%
Jack D. Crusa, SVP	365,000	60%	64%	130%

(1)
The methods for valuing and calculating the PGI and PSU awards are described in the Equity-Based Awards section on page 24.

The Committee reviews and determines the NEOs’ base salaries (along with the rest of their compensation package) during the annual review, which is discussed on page 27.
Annual Incentive. Our NEOs earn their annual incentive, a cash bonus paid under the Key Officers Incentive Plan (the “Incentive Plan”), based on achieving certain performance targets for the year.
Our executive officers are divided into two groups under the Incentive Plan depending upon their areas of responsibility: (i) corporate participants (Mr. Haffner, Mr. Glassman and Mr. Flanigan), whose performance criteria and payouts are based on the Company’s overall results, and (ii) profit center participants (Mr. Davis and Mr. Crusa) whose performance targets are set for the operations under their control. The NEOs also have individual performance goals (“IPGs”) as part of their annual incentive.
Each executive officer has a target incentive amount—the amount received if he achieved exactly 100% of all performance goals. The target incentive amount is the officer’s base salary multiplied by his target incentive percentage. At the end of the year, the target incentive amount is multiplied by the payout percentages for the various performance metrics (each with its own weighting) to determine the annual incentive payout. The annual incentive payout is calculated as follows and more fully described below:

Performance Metrics. For the 2015 annual incentive, the Committee selected two performance metrics for corporate participants and two for profit center participants, in addition to the IPGs:
Performance Measures	Relative Weight
Return on Capital Employed(1)	60%
Cash Flow(2)	20%
Individual Performance Goals	20%

(1)
Return on Capital Employed (ROCE) = Earnings Before Interest and Taxes (EBIT) ÷ quarterly average of Net Plant Property and Equipment (PP&E) and Working Capital (excluding cash and current maturities of long-term debt).

(2)
For corporate participants (Haffner, Glassman and Flanigan): Cash Flow = Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) – Capital Expenditures +/- Change in Working Capital (excluding cash and current maturities of long-term debt) + Non-Cash Impairments. For profit center participants (Davis and Crusa), the same formula is used, except (i) EBITDA is adjusted for currency effects and (ii) change in working capital excludes balance sheet items not directly related to ongoing activities.

The Committee chose ROCE as the primary incentive target to improve earnings and maximize returns on key assets while reducing inventory, increasing production and managing working capital. The annual incentive is also based upon cash flow, which is critical to fund the Company’s dividend, capital expenditures and ongoing operations. The 2015 award formula provides that the ROCE and cash flow calculations will be adjusted for all items of gain, loss or expense (i) from non-cash impairments; (ii) related to loss contingencies identified in the Company’s 2014 10-K; (iii) that are extraordinary, unusual in nature or infrequent in occurrence; (iv) related to the disposal of a segment of a business; or (v) related to a change in accounting principle. Profit center participants are also subject to an adjustment ranging from a potential 5% increase for exceptional safety performance to a 20% deduction for their operations’ failure to achieve safety, audit and environmental standards.
Individual Performance Goals. In addition to the financial metrics described above, the annual incentive includes IPGs that are tailored to each executive’s responsibilities and aligned with the Company’s strategic goals. The Committee approved the 2015 IPGs covering the following areas of responsibility:

Name	Individual Performance Goals
David S. Haffner, CEO through 12/31/2015	Strategic planning, business unit portfolio management, acquisition integration
Karl G. Glassman, COO through 12/31/2015 and current CEO	Business unit portfolio management, margin enhancement, revenue growth, acquisition integration, profitability of targeted businesses
Matthew C. Flanigan, CFO	Information technology and risk management initiatives, leadership development
Perry E. Davis, SVP	Acquisition objectives, growth of targeted businesses, leadership development
Jack D. Crusa, SVP	Capital improvements, growth and restructuring of targeted businesses, purchasing initiatives
The Committee reviewed and approved the executives’ achievement of their 2015 IPGs at its February 2016 meeting, using the performance scale detailed in the tables below.
Targets and Payout Schedules. Upon selecting the metrics and IPGs, the Committee established performance achievement targets and payout schedules. In setting the payout schedules, the Committee evaluated various payout scenarios before selecting one that struck a balance between accountability to shareholders and motivation for participants. The payout for each portion of the annual incentive is capped at 150%. The NEOs’ annual incentive ultimately depends upon how well they perform against the targets.
2015 Corporate Payout Schedule
ROCE (1)		Cash Flow (1)(millions)		Individual Performance Goals (1–5 scale)
Achievement	Payout	Achievement	Payout	Achievement	Payout
<32%	0%	<$225	0%	1 – Did not achieve goal	0%
32%	50%	225	50%	2 – Partially achieved goal	50%
34.5%	75%	262.5	75%	3 – Substantially achieved goal	75%
37%	100%	300	100%	4 – Fully achieved goal	100%
39.5%	125%	337.5	125%	5 – Significantly exceeded goal	up to 150%
42%	150%	375	150%
2015 Profit Center Payout Schedule
ROCE and Free Cash Flow (Relative to Target)		Individual Performance Goals (1–5 scale)
Achievement (2)	Payout	Achievement	Payout
<80%	0%	1 – Did not achieve goal	0%
80%	60%	2 – Partially achieved goal	50%
90%	80%	3 – Substantially achieved goal	75%
100%	100%	4 – Fully achieved goal	100%
110%	120%	5 – Significantly exceeded goal	up to 150%
120%	140%
125%	150%

(1)
The 2015 results for corporate participants (Mr. Haffner, Mr. Glassman and Mr. Flanigan) were 52.5% ROCE (resulting in a 150% payout) and $536 million of cash flow (resulting in a 150% payout).

(2)
As a profit center participant, Mr. Davis’ target for a 100% payout for his profit centers’ ROCE was 30.7% (40.6% actual), and the free cash flow target was $143 million ($200.9 million actual). Mr. Crusa’s ROCE target was 43.0% (53.1% actual), and his free cash flow target was $148.3 million ($206.3 million actual).

The following table provides the details of the 2015 annual incentive payouts for our NEOs:
Name	Target Incentive Amount				Weighted Payout Percentage					Annual Incentive Payout
David S. Haffner, CEO through 12/31/2015	$1,299,500			×	140%				=	$1,819,300
	Salary	×	Target %		Metric	Payout %	×	Weight
	$1,130.000		115%		ROCE	150%		60%
					Cash Flow	150%		20%
					IPGs	100%		20%
Karl G. Glassman, COO through 12/31/2015 and current CEO	$756,000			×	138.8%				=	$1,049,328
	Salary	×	Target %		Metric	Payout %	×	Weight
	$840,000		90%		ROCE	150%		60%
					Cash Flow	150%		20%
					IPGs	93.8%		20%
Matthew C. Flanigan, CFO	$405,600			×	140%				=	$567,840
	Salary	×	Target %		Metric	Payout %	×	Weight
	$507,000		80%		ROCE	150%		60%
					Cash Flow	150%		20%
					IPGs	100%		20%
Perry E. Davis, SVP	$222,000			×	140.8%				=	$312,576
	Salary	×	Target %		Metric	Payout %	×	Weight
	$370,000		60%		ROCE	150%		60%
					FCF	150%		20%
					IPGs	100%		20%
					1% Compliance Adjustment
Jack D. Crusa, SVP	$219,000				145.7%				=	$319,083
	Salary	×	Target %		Metric	Payout %	×	Weight
	$365,000		60%		ROCE	147%		60%
					FCF	150%		20%
					IPGs	137.5%		20%
					0% Compliance Adjustment
Equity-Based Awards. In 2015, we granted performance stock units and Profitable Growth Incentive awards to our NEOs and other senior managers. The PSU and PGI awards tie our executive officers’ pay to the Company’s performance and shareholder returns. The payouts from these equity-based awards reflect our philosophy that executive compensation should provide greater rewards for superior performance, as well as accountability for underperformance. The Committee has established the combined PSU and PGI target awards for the NEOs with the intent to place their long-term incentive compensation near the market median.
Performance Stock Units. Leggett’s long-term strategic plan emphasizes the Company’s Total Shareholder Return (“TSR”) performance versus peer companies. The Committee grants PSUs to a small group of senior managers, including the NEOs, to drive and reward those results. The PSU grants are set by multiplying the executive’s base salary by the PSU award percentage (see table on page 21).
PSUs have a three-year performance period, with the payout based on Leggett’s three-year TSR relative to the TSR of all the companies in the industrial, materials and consumer discretionary sectors of the S&P 500 and S&P Midcap 400 (about 320 companies). Although Leggett is a member of the S&P 500, our market capitalization is significantly below that group’s median, so the Committee included the S&P Midcap 400 in the group as well. In addition, nearly all of our business units fall into these industry sectors. At the end of the three-year performance period, if the threshold performance level is met, a percentage of each officer’s PSU base award is payable depending on Leggett’s TSR rank within the group.

PSU Payout Schedule
(based on Peer Group TSR)
Performance Level	Percentile Rank		Payout %
Threshold		25th	25%
Target		50th	75%
Maximum	>	75th	175%
The PSU awards granted in January 2013 vested on December 31, 2015. Leggett’s TSR for that three-year period was in the 72.6 percentile of the peer group, resulting in a payout of 165.4% of the base award. Our TSR ranks in the 87th percentile for the 2014 PSU awards with one year remaining in the performance period, and our TSR for the 2015 PSU awards ranks in the 66th percentile with two years remaining. The PSUs are paid out 35% in cash and 65% in Company stock, although the Company reserves the right to pay up to 100% in cash.
Profitable Growth Incentive. Leggett’s strategic plan also focuses on long-term revenue growth, while improving profit margins. The Committee established the Profitable Growth Incentive (“PGI”) in 2013 as a performance-based equity program to provide additional incentive to our senior management, including the NEOs, to drive and reward those results. The PGI awards replaced the annual option grants which had been part of our NEOs’ compensation package for many years. PGI awards are set by multiplying the executive’s base salary by the PGI award percentage (see table on page 21).
The PGI awards are issued as stock units that vest at the end of a 2-year performance period with payouts based on a matrix of revenue growth and EBITDA margin. The threshold achievement for revenue growth is the projected GDP growth of our primary geographic markets, and the EBITDA margin scale is based upon the Company’s prior three-year average. When these metrics are taken in combination, the PGI payout scale rewards growth at or above GDP while maintaining or improving historical margins.
For the PGI awards granted in 2015, the payout schedule for our Corporate Participants (Mr. Haffner, Mr. Glassman and Mr. Flanigan) is:
EBITDA Margin(1)	Payout Percentage
18.7%	250%
17.7%	213%	250%
16.7%	175%	213%	250%
15.7%	138%	175%	213%	250%
14.7%	100%	138%	175%	213%	250%
13.7%	75%	100%	138%	175%	213%	250%
12.7%	50%	75%	100%	138%	175%	213%	250%
11.7%	25%	50%	75%	100%	138%	175%	213%	250%
	3.5%	4.5%	5.5%	6.5%	7.5%	8.5%	9.5%	10.5%
	Revenue Growth(2)

(1)
EBITDA margin equals the cumulative Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) during the performance period divided by the total revenue during the performance period.

(2)
Revenue growth is the compound annual growth rate of the Company’s (or applicable profit centers’) revenue during the performance period compared to the revenue of the immediately preceding year. The Revenue Growth rate is subject to adjustment by the difference (positive or negative) between the forecast GDP growth (set prior to the PGI awards) and the actual GDP growth (determined at the end of the performance period), but such adjustment will be made only if the difference is greater than ±1.0%. The forecast GDP growth for the 2015-2016 performance period is 3.5%, representing the weighted average GDP growth in the primary geographies where the Company does business, using data from the International Monetary Fund’s January 2015 World Economic Outlook Update.

Each of the Profit Center Participants has his own payout matrix based upon the operations for which they are responsible. Mr. Davis’ payout matrix is structured in the same manner as shown above, but is based on an EBITDA margin range of 12.3% to 19.3% and a revenue growth range of 3.5% to 10.5%; Mr. Crusa’s payout matrix is based on an EBITDA margin range of 12.5% to 19.5% and a revenue growth range of 3.4% to 10.4%.
The calculation of revenue growth and EBITDA margin include results from businesses acquired during the performance period. Revenue Growth and EBITDA margin exclude results for any businesses divested during the performance period, and the divested businesses’ revenue is deducted from base revenue used to calculate the growth rate. EBITDA results are adjusted to eliminate gain, loss or expense (i) from non-cash impairments; (ii) related to loss contingencies identified in the Company’s 2014 10-K; (iii) that are extraordinary, unusual in nature or infrequent in occurrence; (iv) related to the disposal of a segment of a business; or (v) related to a change in accounting principle. Fifty percent of the vested PGI awards will be paid out in cash, and the Company intends to pay out the remaining 50% in shares of the Company’s common stock, although the Company reserves the right to pay up to 100% in cash.
The PGI awards granted in 2014 vested on December 31, 2015. Corporate participants received a 250% payout for 2014−2015 as a result of 8.1% revenue growth and 14.1% EBITDA margin achievement over those two years. Mr. Davis received a PGI payout of 250% for the profit centers for which he is responsible, and Mr. Crusa received a 250% payout for his profit centers.
Restricted Stock Units. In connection with the employment agreements the Company entered into with Mr. Haffner, Mr. Glassman and Mr. Flanigan in 2013, each was awarded restricted stock units (“RSUs”) that vested 25% on the date of their agreements and 25% on each of the next three anniversaries (subject to accelerated vesting under the employment agreements upon a termination without cause). The Committee provided these stand-alone awards to retain these key executives during a crucial period in the execution of our strategic plan. These are the only outstanding time-vested RSUs the Company has granted to the NEOs.
Stock Options. As discussed above, on January 4, 2016, the Committee approved a one-time, promotional award of 80,449 at-market, non-qualified stock options to Mr. Glassman in connection with his appointment as CEO. This is the only option award to an NEO since 2012.
Other Compensation Programs. The NEOs have voluntarily deferred substantial portions of their cash compensation into Company equity through the Executive Stock Unit Program and the Deferred Compensation Program for many years, building an additional long-term stake in the Company. The Company also provides a 401(k) and non-qualified excess plan in which some of our executives choose to participate.
Executive Stock Unit Program. All our NEOs have significant holdings in the ESU Program, our primary executive retirement plan. These accounts are held until the executives terminate employment.
The ESU Program is a non-qualified retirement program that allows executives to make pre-tax deferrals of up to 10% of their compensation into diversified investments. We match 50% of the executive’s contribution in Company stock units and may match up to an additional 50% if the Company meets annual ROCE targets linked to the Incentive Plan. The Company makes an additional 17.6% contribution to the diversified investments acquired with executive contributions and to Leggett stock units acquired with Company matching funds. Matching contributions vest once employees have participated in the ESU Program for five years. Leggett stock units held in the ESU Program accrue dividends, which are used to acquire additional stock units at a 15% discount. At distribution, the balance of the diversified investments is paid in cash. Although the Company intends to settle the Leggett stock units in shares of the Company’s common stock, it reserves the right to distribute the entire account balance in cash.
Deferred Compensation Program. The Deferred Compensation Program allows key managers to defer up to 100% of salary, incentive awards and other cash compensation in exchange for any combination of the following:
•
Stock units with dividend equivalents, acquired at a 20% discount to the fair market value of our common stock on the dates the compensation or dividends otherwise would have been paid.

•
At-market stock options with the underlying shares of common stock having an initial market value five times the amount of compensation forgone, with an exercise price equal to the closing market price of our common stock on the last business day of the prior year.

•
Cash deferrals with an interest rate intended to be slightly higher than otherwise available for comparable investments.

Participants who elect a cash or stock unit deferral can receive distributions in a lump sum or in annual installments. Distribution payouts must begin no more than 10 years from the effective date of the deferral and all amounts subject to the deferral must be distributed within 10 years of the first distribution payout. Although the Company intends to settle the stock units in shares of the Company’s common stock, it reserves the right to distribute the balance in cash. Participants who elect at-market stock options, which have a 10-year term, may exercise them approximately 15 months after the start of the year in which the deferral was made.
Retirement K and Excess Plan. The Company’s defined benefit Retirement Plan was frozen in 2006 (see description on page 38). Employees who had previously participated in the Retirement Plan were offered a replacement benefit: a tax-qualified defined contribution Section 401(k) Plan (the “Retirement K”). The Retirement K includes an age-weighted Company matching contribution designed to replicate the benefits lost by the Retirement Plan freeze.
Many of our officers cannot fully participate in the Retirement K due to limitations imposed by the Internal Revenue Code or the Employee Retirement Income Security Act, or as a result of their participation in the Deferred Compensation Program. Consequently, we maintain a non-qualified Retirement K Excess Plan which permits affected executives to receive the full matching benefit they would otherwise have been entitled to under the Retirement K. Amounts earned in the Retirement K Excess Plan are paid out in cash no later than March 15 of the following year and are eligible for the Deferred Compensation Program.
Perquisites and Personal Benefits. The Committee believes perquisites should not be a significant part of our executive compensation program. In 2015, perquisites were less than 1% of each NEO’s total compensation and consisted of use of a Company car and executive physicals. We believe these benefits are appropriate when viewed in the overall context of our executive compensation program.
How Compensation Decisions Are Made
The Committee uses its informed judgment to determine the appropriate type and mix of compensation elements; to select performance measures, target levels and payout schedules for incentive compensation; and to determine the level of salary and incentive awards for each executive officer. The Committee may delegate its duties and responsibilities to one or more Committee members or Company officers, as it deems appropriate, but may not delegate authority to non-members for any action involving executive officers. The Committee reports its actions to the Board at each Board meeting. The full Board must review and approve certain actions, including employment and severance benefit agreements and amendments to stock plans.
The Committee has the authority to engage its own external compensation consultant as needed and engaged Meridian Compensation Partners, LLC as its independent consultant since 2012. The Company conducted a conflict of interest assessment prior to the Committee engaging Meridian (and on an annual basis thereafter), which verified, in the Committee’s judgment, Meridian’s independence and that no conflicts of interest existed. Meridian does not provide any other services to the Company and works with the Company’s management only on matters for which the Compensation Committee is responsible.
The Committee engaged Meridian to perform a competitive review of the Company’s executive pay programs in comparison to market levels. Meridian also advised on selecting a peer group of companies for executive compensation benchmarking, provided comparative data for the annual executive compensation review described below, and assisted with other compensation matters as requested. Representatives from Meridian also attend Committee meetings on request.
John Moore, Senior VP—Chief Legal & HR Officer, also provides compensation data, research and analysis that the Committee may request. In addition to Mr. Moore, the Committee invites the CEO to attend Committee meetings; however, the Committee meets in executive session without management present to discuss CEO performance and compensation, as well as any other matters deemed appropriate by the Committee.
The CEO recommends to the Committee compensation levels for the other executive officers, including salary increases, annual incentive targets and equity award values, based on his assessment of each executive’s performance and level of responsibility. The Committee evaluates those recommendations and accepts or makes adjustments as it deems appropriate.
The Annual Review and Use of Compensation Data
The Committee performs the executive compensation annual review in March of each year. During the annual review, the Committee evaluates the four primary elements of the annual compensation package for executive officers: base salary, annual incentive, performance stock units and the Profitable Growth Incentive. Based on this review, the Committee approves any base salary increases and sets the annual incentive target percentage for each executive officer. As discussed above, increases to base salary affect all four elements of the compensation package, because the variable compensation elements (annual incentive, PSUs and PGI) are each set as a percentage of base salary. The Committee also reviews the equity award percentages at its November meeting, then the Committee approves the PSU awards on the first business day of the year and the PGI awards at the February or March meeting.
Prior to the annual review, the Committee reviews the total compensation package for the preceding year as described in the proxy statement. This review includes secondary compensation elements, such as voluntary equity plans and retirement plans, as well as potential payments upon termination or change in control. Decisions about secondary and post-termination compensation elements are made at various times throughout the year as the plans or agreements giving rise to the compensation are reviewed.
In connection with the 2015 annual review, the Committee evaluated the following data presented by Mr. Moore and Meridian to consider each executive’s compensation package in the context of past decisions, internal pay relationships and the external market:
•
Compensation data from the executive compensation peer group proxy filings and two general industry surveys published by national consulting firms (described more fully below).

•
Current annual compensation for each executive officer.

•
The potential value of each executive officer’s compensation package under three Company performance scenarios (threshold, target and outstanding performance).

•
Comparison of CEO target and realizable pay for the prior five years.

•
The cash-to-equity ratio and fixed-to-variable pay ratio of each executive officer’s compensation package.

•
Compliance with our stock ownership requirements.

•
A summary of each executive’s accumulated wealth from outstanding equity awards, including a sensitivity analysis of the impact of changes in our stock price.

Among the factors the Committee considers when making compensation decisions is the compensation of our NEOs relative to the compensation paid to similarly-situated executives in our markets. We believe, however, that a benchmark should be just that—a point of reference for measurement, not the determinative factor for our executives’ compensation. Because the comparative compensation information is just one of several analytic tools that are used in setting executive compensation, the Committee has discretion in determining the nature and extent of its use.
Benchmarking Against Peer Companies. In 2015, the Committee again used a peer group to provide additional insight into company-specific pay levels and practices. The Committee evaluates market data provided by compensation surveys, and views the use of a peer group as an additional reference point when reviewing the competitiveness of NEO pay levels.
In developing the peer group in 2012, the Committee directed Meridian to focus on companies in comparable industries with a similar size and scope of business operations as Leggett. Additionally, the Committee considered companies that would be likely sources for executive talent and business customers. The Committee approved a final group comprised of 19 U.S.-based diversified manufacturing companies that generally ranged between 50% and 200% of Leggett’s revenue and market value. In 2013, Gardner Denver, Inc. went private and was dropped from the peer group. Leggett remains near the median of the peer group’s revenue size and market value.
In 2015, the Committee reviewed and approved the same 18 companies for the peer group:
American Axle & Manufacturing Holdings, Inc.	Mohawk Industries, Inc.
Armstrong World Industries, Inc.	Mueller Industries, Inc.
BorgWarner Inc.	Owens Corning
Carlisle Companies, Incorporated	Pall Corp.
Cooper Tire & Rubber Company	PENTAIR plc
Donaldson Company, Inc.	Tempur Sealy International, Inc.
Harman International Industries, Incorporated	Tenneco Inc.
Kennametal Inc.	Terex Corporation
Lennox International Inc.	The Timken Company

The Committee plans to review the composition of the peer group annually to ensure these companies remain relevant for comparative purposes.
Compensation Survey Data. The Committee used broad-based compensation surveys published by Towers Watson (“U.S. Compensation Data Bank—General Industry”) and Aon Hewitt (“TCM Total Compensation by Industry—Executive, United States”) to develop a balanced picture of the compensation market.
We sought the largest sample size possible from each survey, as we believe the validity of data increases with sample size. The Committee uses data from a broad base of companies that most closely match the NEOs’ job descriptions. The industry groups and sample sizes of the surveys with respect to the NEO positions were as follows:
	Towers Watson	Aon Hewitt
Survey Group	All industries, $4.2 billion median revenue	Manufacturing only, $3.5 billion median revenue
	Companies in Survey Group by Position
CEO	114	42
COO	42	15
CFO	111	45
SVP, Segment Head 1	110*	112*
SVP, Segment Head 2	84**	71**
* Business units with $1.2 billion median revenue	* Business units with $1.7 billion median revenue
** Business units with $560 million median revenue	** Business units with $730 million median revenue
The Committee used the peer group and compensation surveys to get a general sense of the competitive market. These sources generally showed our executive officers’ compensation was in line with the Committee’s philosophy of paying somewhat below market median for base salaries with the potential to move above the median with outstanding results under variable compensation programs (annual incentive, PSUs and PGI). Individual pay levels may vary relative to the market median for a number of reasons, including tenure, responsibilities, performance and the like.
Additional Considerations. Although the Committee views benchmarking data as a useful guide, it gives significant weight to (i) the mix of fixed to variable pay, (ii) the ratio of cash to equity-based compensation, (iii) internal pay equity, and (iv) individual responsibilities, experience, and merit when establishing base salaries, annual incentive percentages and equity award percentages. While the Committee monitors these pay relationships, it does not target any specific pay ratios.
The Committee also considers the Company’s merit increase budget for all salaried U.S. employees in determining salary increases for executive officers. The 2015 merit increase budget of 3% was based on the Consumer Price Index, other national economic data and our own business climate.
In connection with the 2015 annual review, the Committee took the following actions:
•
Raised NEO base salaries by a range of 3.5 to 6.7%, including Mr. Haffner’s 3.7% increase to $1,130,000 and Mr. Crusa’s 6.7% increase in connection with his assuming responsibility for the Industrial Materials Segment in April 2015. Mr. Crusa’s annual incentive target percentage was increased from 50% to 60%, while all other NEOs’ target percentages were unchanged from 2014.

•
Established the award formula for the annual incentive plan’s corporate and profit center participants, upon determining that the payout range (threshold, target and maximum) was consistent with the Company’s full-year sales and earnings projections. Company-wide targets for our corporate participants in 2015 were increased to $300 million cash flow and 37% return on capital employed.

•
Approved the executive officers’ 2015 Individual Performance Goals, stressing specific and measurable targets that are expected to lead to improvements with long-term returns.

Compensation Review in Connection with CEO Transition. In August 2015, the Company announced that Mr. Glassman would assume the position of President and CEO effective January 1, 2016. In the fall of 2015, the Committee directed Meridian to prepare an interim compensation study, following the same methodology as the annual review by using the

Company’s established peer group and updated survey data. At their meeting on January 4, 2016, the Committee approved the 2016 compensation package for Mr. Glassman detailed on page 19.
Equity Grant Practices
The Committee discussed potential equity-based awards at length at its November 2014 meeting, and then approved the final 2015 PSU grants during a telephone meeting on the first business day of the year. The PGI awards were approved at the Committee’s March meeting. The Committee does not approve grants of equity-based awards when aware of material inside information.
Performance of Past Equity-Based Awards. The Committee monitors the value of past equity-based awards to gain an overall assessment of how current compensation decisions fit with past practices and to determine the executive’s accumulated variable compensation. However, the Committee does not increase current-year equity-based awards, or any other aspect of the NEOs’ compensation, to adjust for the below-expected performance of past equity-based awards.
Clawback Provisions. All equity-based awards are subject to a clawback provision included in our Flexible Stock Plan, which allows the Committee to recover any benefits received on the vesting, exercise or payment of any award if the employee violates any confidentiality, non-solicitation or non-compete obligations, or engages in activity adverse to the interests of the Company, including fraud or conduct contributing to any financial restatement. In addition, the award documents for our PSU and PGI programs include clawback provisions triggered if the Company is required to restate previously reported financial results.
Executive Stock Ownership Guidelines. The Committee believes executive officers should maintain a meaningful ownership stake in the Company to align their interests with those of our shareholders. We expect executive officers to attain the following levels of stock ownership within five years of appointment and to maintain those levels throughout their employment.
CEO	5X base salary
COO, CFO	3X base salary
All other Executive Officers	2X base salary
Shares of the Company’s stock owned outright, stock units and net shares acquirable upon the exercise of deferred compensation stock options count toward satisfying the ownership totals. A decline in the stock price can cause an executive officer who previously met the threshold to fall below it temporarily. An executive officer who has not met the ownership requirement or falls below it due to a stock price decline, may not sell Leggett shares and must hold any net shares acquired upon the exercise of stock options or vesting of stock units until he meets the ownership threshold. As of December 31, 2015, all of our NEOs were in compliance with their stock ownership requirements with holdings well in excess of these threshold levels.
Employment and Change in Control Agreements
On the Committee’s recommendation, the Board entered into renewed employment agreements with Mr. Haffner, Mr. Glassman and Mr. Flanigan in March 2013, with the term ending on the 2017 annual shareholder meeting. The details of the termination provisions of the employment agreements are found on page 40, along with a description of amounts due in connection with Mr. Haffner’s termination.
In March 2013, the Company also entered into amended severance benefit agreements with Mr. Haffner and Mr. Glassman and entered into a new severance benefit agreement with Mr. Flanigan. These agreements eliminated the excise tax gross-ups included in the previous agreements. They are designed to protect both the executive officers’ and the Company’s interests in the event of a change in control of the Company. The material terms and conditions of these agreements and the Company’s potential financial obligations arising from these agreements are described on page 40. The Company does not offer severance benefits to any other NEOs.
The benefits provided under the severance benefit agreements do not impact the Committee’s decisions regarding other elements of the executive officers’ compensation. Because these agreements provide contingent compensation, not regular compensation, they are evaluated separately in view of their intended purpose.

Tax Considerations
Section 162(m) of the Internal Revenue Code generally disallows an income tax deduction to public companies for compensation over $1 million paid to certain executive officers. While the Company takes reasonable and practical steps in an effort to minimize compensation that exceeds the $1 million cap, in some circumstances the Committee may determine the best form of compensation for the intended purpose may be one that is not tax-deductible under Section 162(m), such as the inclusion of IPGs in the annual incentive program.
In 2015, the Company paid Mr. Haffner and Mr. Glassman some non-deductible compensation which exceeded the $1 million threshold. Those amounts resulted from base salary, payouts of previously deferred compensation, the vesting of service-based RSUs, and the IPG portion of the annual incentive.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis with management and, based on that review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this proxy statement.
Phoebe A. Wood (Chair)
Robert E. Brunner
R. Ted Enloe, III
Manuel A. Fernandez
Richard T. Fisher
Joseph W. McClanathan
Judy C. Odom

Summary Compensation Table
The following table reports the total 2015 compensation of our Chief Executive Officer, Chief Financial Officer, and our three other most highly compensated executive officers as of December 31, 2015. Collectively, we refer to these five executives as the “Named Executive Officers” or “NEOs.” Since Mr. Haffner was the Company’s CEO through December 31, 2015 and Mr. Glassman’s promotion to CEO was effective January 1, 2016, the Summary Compensation Table and related footnotes reflect their respective compensation arrangements prior to the year-end CEO transition.
Name and Principal Position	Year	Salary (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (1)	Change in Pension Value; Nonqualified Deferred Compensation Earnings (3)	All Other Compensation (1)(4)	Total
David S. Haffner, Board Chair and Chief Executive Officer through 12/31/2015	2015	$1,120,769	$4,146,414	$1,819,300	$66,722	$2,684,099	$9,837,304
	2014	1,081,923	3,799,069	1,643,339	98,078	620,286	7,242,695
	2013	1,041,154	5,092,172	1,318,051	31,195	558,735	8,041,307
Karl G. Glassman, Chief Operating Officer through 12/31/2015 and current President and Chief Executive Officer	2015	833,077	2,421,092	1,049,328	50,383	519,150	4,873,030
	2014	804,231	2,226,526	976,131	101,242	494,166	4,602,296
	2013	775,769	3,475,724	773,882	27,238	318,623	5,371,236
Matthew C. Flanigan, Executive VP and Chief Financial Officer	2015	503,077	1,294,712	567,840	17,908	343,283	2,726,820
	2014	486,538	1,161,996	486,864	39,489	306,425	2,481,312
	2013	467,154	2,295,872	404,926	11,993	274,038	3,453,983
Perry E. Davis,(5) Senior VP, President—Residential Furnishings Segment	2015	365,846	736,177	312,576	7,406	115,594	1,537,599
	2014	348,077	665,787	308,352	41,187	107,962	1,471,365
Jack D. Crusa,(5) Senior VP, President—Industrial Materials and Specialized Products Segments	2015	359,692	715,513	319,083	22,405	145,241	1,561,934
	2014	339,692	659,989	251,541	47,750	118,241	1,417,213
	2013	329,692	635,662	244,684	11,927	122,316	1,344,281

(1)
Amounts reported in these columns include cash compensation (base salary, non-equity incentive plan compensation and certain other cash items) that was deferred into the ESU Program (to acquire diversified investments) and/or the Deferred Compensation Program (to acquire, at the NEO’s election, an interest-bearing cash deferral or Leggett stock units), as follows:

				Deferred Compensation Program
Name	Year	Total Cash Compensation Deferred	ESU ($)	Cash Deferral ($)	Stock Units (#)
David S. Haffner	2015	$887,488	$291,186	$250,000	9,505
	2014	1,558,350	269,639	625,000	23,737
	2013	1,308,888	233,145	500,000	23,275
Karl G. Glassman	2015	985,382	185,382		21,862
	2014	975,233	175,233		25,924
	2013	352,200	152,200		8,130
Matthew C. Flanigan	2015	770,110	104,271		17,831
	2014	679,810	94,535		17,394
	2013	587,818	84,448		19,804
Perry E. Davis	2015	114,067	65,021	49,046
	2014	137,794	62,861	74,933
Jack D. Crusa	2015	195,836	63,727		3,650
	2014	165,958	56,342		3,935
	2013	158,875	54,685		4,214
See the Grants of Plan-Based Awards Table on page 35 for further information on Leggett equity-based awards received in lieu of cash compensation in 2015.

(2)
Amounts reported in this column reflect the grant date fair value of the PSU awards, Profitable Growth Incentive awards (which replaced option grants in 2013) and Restricted Stock Unit awards, as detailed in the table below. The Restricted Stock Unit awards were made in connection with the four-year employment agreements signed by Mr. Haffner, Mr. Glassman and Mr. Flanigan in March 2013 and are not recurring, annual grants. For a description of the assumptions used in calculating the grant date fair value, see Note L to Consolidated Financial Statements to our Annual Report on Form 10-K for the year ended December 31, 2015. The potential maximum fair value of the PSU awards and the PGI awards on the grant date are also included in the table below.

Name	Year	PSU Awards: Grant Date Fair Value	PSU Awards: Potential Maximum Value at Grant Date	PGI Awards: Grant Date Fair Value	PGI Awards: Potential Maximum Value at Grant Date	RSU Awards: Grant Date Fair Value
David S. Haffner	2015	$3,256,218	$5,698,381	$890,196	$2,225,490
	2014	2,958,218	5,176,881	840,851	2,102,126
	2013	2,782,770	4,869,848	780,402	1,951,004	$1,529,000
Karl G. Glassman	2015	1,759,519	3,079,157	661,573	1,653,932
	2014	1,600,909	2,801,590	625,617	1,564,043
	2013	1,515,240	2,651,670	584,384	1,460,960	1,376,100
Matthew C. Flanigan	2015	930,951	1,629,164	363,761	909,402
	2014	847,271	1,482,725	314,725	786,812
	2013	785,220	1,374,135	287,452	718,630	1,223,200
Perry E. Davis	2015	497,141	869,996	239,036	597,591
	2014	443,809	776,665	221,978	554,946
Jack D. Crusa	2015	483,419	845,983	232,094	580,236
	2014	440,003	770,004	219,986	549,964
	2013	425,730	745,028	209,932	524,829
(3)
Amounts reported in this column for 2015 are set forth below.

Name	Change in Pension Value (a)	ESU Program (b)	Deferred Stock Units (c)	Cash Deferrals (d)	Total (e)
David S. Haffner	$3,300	$33,355	$27,394	$2,673	$66,722
Karl G. Glassman	(1,046)	27,331	23,052		50,383
Matthew C. Flanigan	(1,218)	11,472	6,436		17,908
Perry E. Davis	(815)	7,406			7,406
Jack D. Crusa	905	10,078	11,422		22,405

(a)
Change in the present value of the NEO’s accumulated benefits under the defined benefit Retirement Plan, as described on page 38. The present value of some Retirement Plan participants’ benefit decreased in 2015 due to the increase in the Plan’s discount rate from 3.75% to 4.00%.

(b)
15% discount on dividend equivalents for stock units held in the ESU Program, as described on page 26.

(c)
20% discount on dividend equivalents for stock units held in the Deferred Compensation Program, as described on page 26.

(d)
Above-market portion of the interest earned on cash deferrals under the Deferred Compensation Program, as described on page 26.

(e)
The total excludes negative amounts in Change in Pension Value.

(4)
Amounts reported in this column for 2015 are set forth below:

Name	ESU Program (a)	Deferred Stock Units (b)	Retirement K Matching Contributions (c)	Retirement K Excess Payments (c)	Life and Disability Insurance Benefits	Severance Payments (d)	Perks (e)	Total
David S. Haffner	$383,275	$86,576	$9,540	$96,302	$10,814	$2,097,592	—	$2,684,099
Karl G. Glassman	246,342	200,000	9,540	58,213	5,055		—	519,150
Matthew C. Flanigan	136,199	166,460	9,540	29,014	2,070		—	343,283
Perry E. Davis	87,661		9,540	14,883	3,510		—	115,594
Jack D. Crusa	82,970	33,027	9,540	14,417	5,287		—	145,241

(a)
This amount represents the Company’s matching contributions under the ESU Program, the additional 17.6% contribution for diversified investments acquired with employee contributions and the 15% discount on Leggett stock units acquired with Company matching contributions.

(b)
This amount represents the 20% discount on stock units acquired with employee contributions to the Deferred Compensation Program.

(c)
The Retirement K and Retirement K Excess Plan are described on page 27.

(d)
In connection with the termination of Mr. Haffner’s employment on December 31, 2015, under the Employment Agreement dated March 1, 2013, he is entitled to continuation of base salary through the 2017 Annual Shareholders Meeting. The continued salary for the period January 1, 2016 through May 9, 2017 (at the rate in effect on August 15, 2015) totals $1,529,342. Mr. Haffner was also entitled to accelerated vesting on December 31, 2015, for the remaining 12,500 restricted stock units awarded to him in connection with the Employment Agreement. The value of the 12,500 RSUs on December 31, 2015, totals $525,250. Mr. Haffner is also entitled to medical coverage for himself, his spouse and eligible dependents through the two-year non-compete period ending December 31, 2017. The Company estimates the value of this medical coverage is $43,000.

In addition to the amounts detailed above and included in the Summary Compensation Table, the Employment Agreement also provides that Mr. Haffner is entitled to (i) annual cash bonuses for 2016 and a partial year through the 2017 Annual Shareholders Meeting pursuant to the Company’s Key Officers Incentive Plan and (ii) continued vesting through the 2017 Annual Shareholders Meeting for all equity-based compensation awards granted to him prior to August 15, 2015. However, since the bonuses and equity awards are performance based, their value is indeterminate until their respective vesting dates. As a result, the Summary Compensation Table does not reflect these unknown, future amounts.
The compensation due in connection with Mr. Haffner’s departure is also described at page 40.
(e)
None of the NEOs received perquisites or other personal benefits with an aggregate value of  $10,000 or more in 2015. Perquisites for our executive officers in 2015 consisted of use of a Company car and executive physicals. For disclosure purposes, perquisites are valued at our aggregate incremental cost.

(5)
Mr. Davis became an NEO of the Company for the first time in 2014. Mr. Crusa was an NEO in 2013, as well as in 2015; although he was not an NEO in 2014, that year’s compensation data has been included for Mr. Crusa as well.

Grants of Plan-Based Awards in 2015
The following table sets forth, for the year ended December 31, 2015, information concerning each grant of an award made to the NEOs in 2015 under the Company’s Flexible Stock Plan and the Key Officers Incentive Plan.
Name	Grant Date	Award Type (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Shares of Stock or Units (#)(4)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David S. Haffner	3/24/15	AI	$649,750	$1,299,500	$1,949,250
	1/02/15	PSU				19,281	57,844	134,969		$3,256,218
	3/24/15	PGI				4,809	19,235	48,088		890,196
	—	DSU							9,505	432,878
Karl G. Glassman	3/24/15	AI	378,000	756,000	1,134,000
	1/02/15	PSU				10,419	31,256	72,931		1,759,519
	3/24/15	PGI				3,574	14,295	35,738		661,573
	—	DSU							21,862	1,000,000
Matthew C. Flanigan	3/24/15	AI	202,800	405,600	608,400
	1/02/15	PSU				5,513	16,538	38,588		930,951
	3/24/15	PGI				1,965	7,860	19,650		363,761
	—	DSU							17,831	832,299
Perry E. Davis	3/24/15	AI	133,200	222,000	333,000
	1/02/15	PSU				2,944	8,831	20,606		497,141
	3/24/15	PGI				1,291	5,165	12,913		239,036
Jack D. Crusa	3/24/15	AI	131,400	219,000	328,500
	1/02/15	PSU				2,863	8,588	20,038		483,419
	3/24/15	PGI				1,254	5,015	12,538		232,094
	—	DSU							3,650	165,136

(1)
Award Type:

AI—Annual Incentive
PSU—Performance Stock Units
PGI—Profitable Growth Incentive
DSU—Deferred Stock Units
(2)
The performance metrics, payout schedules and other details of the NEOs’ annual incentive are described on page 21.

(3)
PSU awards vest at the end of a three-year performance period based on our TSR as measured relative to a peer group. The PSU awards are described on page 24. PGI awards vest at the end of a two-year performance period based on a combination of revenue growth and EBITDA margin. The PGI awards are described on page 25.

(4)
DSU amounts (from the Deferred Compensation Program described on page 26) reported in this column represent stock units acquired in lieu of cash compensation. Stock units are purchased on a bi-weekly basis or as compensation otherwise is earned, so there is no grant date for these awards. DSUs are acquired at a 20% discount to the market price of our common stock on the acquisition date. We recognize a compensation expense for this discount, which is reported in the All Other Compensation column of the Summary Compensation Table on page 32.

Outstanding Equity Awards at 2015 Fiscal Year-End
The following table reports the outstanding stock options, performance stock units, Profitable Growth Incentive awards and restricted stock units held by each NEO as of December 31, 2015.
	Option Awards					Stock Awards
		Securities Underlying Unexercised Options				Unvested Stock Units		Equity Incentive Plan Awards— Unearned Shares, Units or Other Unvested Rights
Name	Grant Date (1)	Exercisable (#)	Unexercisable (#)	Exercise Price ($)	Expiration Date	Number of Units (#)(2)	Market Value ($)(3)	Performance Period (4)	Number of Units (#)(5)	Market or Payout Value ($)(3)
David S. Haffner
	5/10/2006	87,177	26.67	5/9/2016			PSU Awards
	1/3/2007	98,475	23.61	1/4/2017			2014–2016	170,013	$7,143,946
	1/2/2008	143,275	16.96	1/2/2018			2015–2017	134,969	5,671,397
	1/2/2009	172,200	15.68	1/2/2019			PGI Awards
	1/4/2010	140,400	20.51	1/3/2020			2015–2016	48,088	2,020,658
	1/3/2011	135,525	23.14	1/2/2021
	1/3/2012	131,575	23.14	12/31/2021
Total		908,627						353,070	14,836,001
Karl G. Glassman
	1/4/2010	105,300	20.51	1/3/2020	RSU Awards		PSU Awards
	1/3/2011	101,675	23.14	1/2/2021	11,250	472,725	2014–2016	92,006	3,866,092
	1/3/2012	98,675	23.14	12/31/2021			2015–2017	72,931	3,064,561
							PGI Awards
							2015–2016	35,738	1,501,711
Total		305,650			11,250	472,725		200,675	8,432,364
Matthew C. Flanigan
	1/4/2010	51,350	20.51	1/3/2020	RSU Awards		PSU Awards
	1/3/2011	49,575	23.14	1/2/2021	10,000	420,200	2014–2016	48,694	2,046,122
	1/3/2012	47,975	23.14	12/31/2021			2015–2017	38,588	1,621,468
							PGI Awards
							2015–2016	19,650	825,693
Total		148,900			10,000	420,200		106,932	4,493,283
Perry E. Davis
	1/3/2007	9,250	23.61	1/4/2017			PSU Awards
	1/3/2011	15,825	23.14	1/2/2021			2014–2016	25,506	1,071,762
	1/3/2012	30,825	23.14	12/31/2021			2015–2017	20,606	865,864
							PGI Awards
							2015–2016	1,291	54,248
Total		55,900						47,403	1,991,874
Jack D. Crusa
	12/31/2008	14,253	15.19	12/30/2018			PSU Awards
	1/2/2009	46,525	15.68	1/2/2019			2014–2016	25,288	1,062,602
	1/4/2010	37,925	20.51	1/3/2020			2015–2017	20,038	841,997
	1/3/2011	36,625	23.14	1/2/2021			PGI Awards
	1/3/2012	35,400	23.14	12/31/2021			2015–2016	1,254	52,693
Total		170,728						46,580	1,957,292
(1)
The annual option grants made each January prior to 2013 were issued subject to our standard vesting terms, became exercisable in one-third increments at 18 months, 30 months and 42 months following the grant date, and have a 10-year term.

(2)
Unvested portion of the RSUs granted in 2013 in connection with the employment agreements described on page 40.

(3)
Values shown in these columns were calculated by multiplying the number of units shown in the prior column by the per share value of  $42.02, the closing market price of our common stock on December 31, 2015.

(4)
PSU awards are granted on the first business day of the year and have a three-year performance period (awards with a 2015–2017 performance period were granted on January 2, 2015 and vest on December 31, 2017). PGI awards are granted in connection with our Compensation Committee’s regularly-scheduled February or March meeting and have a two-year performance period (awards with a 2015−2016 performance period were granted on March 24, 2015 and vest on December 31, 2016).

(5)
For the 2014–2016 PSU awards, these amounts reflect the maximum potential payout (175% of the base award) because Leggett’s TSR ranking as of December 31, 2015 was above the target level (performance in the 87th percentile of the peer group versus the 50th percentile target). The 2015–2017 PSU awards are also shown at the maximum potential payout because our TSR ranking was in the 66th percentile. Actual payouts will be based on our relative TSR on the vesting date, based on our performance for the three-year period. The PSUs are described at page 24.

For the 2015–2016 PGI awards, these amounts reflect the maximum number of shares (250% of the base award) for Mr. Haffner, Mr. Glassman and Mr. Flanigan, because the combined revenue growth and EBITDA margin over the performance period was projected, as of December 31, 2015, to result in a payout above the target. For Mr. Davis and Mr. Crusa, these amounts reflect the threshold level of shares (25% of the base award), as the combined revenue growth and EBITDA margin of the profit centers for which they are respectively responsible are projected to result in a payout below the threshold. The PGI awards are described at page 25.
Option Exercises and Stock Vested in 2015
The following table reports the number of stock options exercised and stock awards vested in 2015, and the value realized by the NEOs upon exercise or vesting of such awards. The stock award amounts represent (i) the vesting of 25% of the RSUs granted in connection with the 2013 employment agreements for Mr. Haffner, Mr. Glassman and Mr. Flanigan (and an additional 25% vesting for Mr. Haffner in connection with his termination of employment on December 31, 2015), and (ii) the payout of the 2013 PSU awards and the 2014 PGI at the end of their respective performance periods on December 31, 2015.
	Option Awards		Stock Awards (1)
Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
David S. Haffner	70,000	$1,047,200	260,328	$10,986,442
Karl G. Glassman	114,625	3,308,078	153,067	6,474,630
Matthew C. Flanigan	49,809	1,093,944	82,719	3,513,844
Perry E. Davis	12,592	323,876	40,760	1,712,727
Jack D. Crusa			43,450	1,825,788

(1)
Amounts reported in these columns consist of vested RSU, PSU and PGI awards, allocated as follows:

	RSU		PSU		PGI
Name	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David S. Haffner	25,000	$1,098,000	166,765	$7,007,446	68,563	$2,880,996
Karl G. Glassman	11,250	515,475	90,805	3,815,609	51,013	2,143,545
Matthew C. Flanigan	10,000	458,200	47,056	1,977,306	25,663	1,078,338
Perry E. Davis			22,660	952,165	18,100	760,562
Jack D. Crusa			25,513	1,072,054	17,938	753,734
(2)
Amounts in this column are calculated based upon the closing price of the Company’s stock on the vesting date; however, as 100% of the RSUs were distributed to the NEOs as shares of Company stock upon vesting, 65% of the PSUs were distributed as Leggett stock (35% of the PSUs’ value was distributed in cash) and 50% of the PGI was distributed as Leggett stock (the other 50% of the PGI’s value was distributed in cash), the NEOs may continue to hold the shares or sell them in accordance with our insider trading policy.

Pension Benefits in 2015
We had a voluntary, tax-qualified, defined benefit pension plan (the “Retirement Plan”), which was frozen December 31, 2006. Benefits accrued under the Retirement Plan were fixed as of that date, and the Retirement Plan was closed to new participants. In 2007, employees who had previously participated in the Retirement Plan were offered a replacement benefit package consisting of the Retirement K and the Retirement K Excess Program discussed at page 27. Although participants no longer accrue additional benefits under the Retirement Plan, the present value of the benefits may increase or decrease each year based on the assumptions used to calculate the benefit for financial reporting purposes.
The Retirement Plan required a contribution from participating employees of 2% of base salary. Normal monthly retirement benefits are the sum of 1% of the employee’s average monthly salary for each year of participation in the Retirement Plan. Benefits are calculated based on actual years of participation in the Retirement Plan, and benefits become payable when a participant reaches age 65 (normal retirement age). Mr. Haffner, Mr. Glassman, Mr. Davis, and Mr. Crusa are eligible for early retirement benefits under the Retirement Plan (minimum age 55 and at least 15 years of service), under which they would receive a monthly benefit reduced by 1/180th for the first 60 months and a monthly benefit reduced by 1/360th for any additional months before reaching normal retirement age.
The following table lists the present value of accumulated benefits payable to the NEOs under the Retirement Plan:
Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
David S. Haffner	32	296,528	0
Karl G. Glassman	34	275,013	0
Matthew C. Flanigan	19	104,859	0
Perry E. Davis	35	156,722	0
Jack D. Crusa	30	151,746	0
To calculate the present value of the accumulated Retirement Plan benefit, we took the annual accrued benefit through December 31, 2015 that would be payable at normal retirement age, assuming no future contributions. We converted that amount to a lump sum using an annuity factor from the RP2014 mortality table and discounted that amount back to December 31, 2015 using a 4.00% discount rate. The discount rate, measurement date and mortality assumptions are the same as those used for financial reporting purposes.

Non-Qualified Deferred Compensation in 2015
The following table provides the aggregate 2015 contributions, earnings, withdrawals, and ending balances for each NEO’s deferred compensation accounts. The year-end balances are based on the $42.02 closing market price of our common stock on December 31, 2015.
Name	Deferral Type or Program (1)	Executive Contributions in 2015 (2)	Company Contributions in 2015 (2)	Aggregate Earnings in 2015 (3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/2015 (4)
David S. Haffner	ESU	$291,186	$383,275	$144,744		$8,237,276
	DCC	250,000		38,551		1,424,913
	DSU	346,302	86,576	629,886	$593,634	3,952,583
	EDSP			41,392	439,940	2,013,178
Total		887,488	469,851	854,573	1,033,574	15,627,950
Karl G. Glassman	ESU	185,382	246,342	111,293		6,468,530
	DSU	800,000	200,000	(11,941)	318,133	3,930,571
	EDSP			9,237		431,587
Total		985,382	446,342	108,589	318,133	10,830,688
Matthew C. Flanigan	ESU	104,271	136,199	41,975		2,873,293
	DSU	665,839	166,460	(33,384)	921,434	1,500,539
Total		770,110	302,659	8,591	921,434	4,373,832
Perry E. Davis	ESU	65,021	87,661	30,858		1,821,270
	DCC	49,046		8,021	23,988	293,170
Total		114,067	87,661	38,879	23,988	2,114,440
Jack D. Crusa	ESU	63,727	82,970	34,918		2,370,279
	DSU	132,109	33,027	18,574		1,682,048
	EDSP			6,896		322,125
Total		195,836	115,997	60,388		4,374,452

(1)
Deferral Type or Program:

ESU = Executive Stock Unit Program (see description at page 26).
DCC = Deferred Compensation Program—Cash Deferral (see description at page 26).
DSU = Deferred Compensation Program—Stock Units (see description at page 26).
EDSP = Executive Deferred Stock Program. This is a frozen program under which executives deferred the gain from their stock option exercises from 1 to 15 years. Upon deferral, the participant was credited with stock units representing the net option shares deferred, and the units accumulate dividend equivalents during the deferral period.
(2)
Amounts reported in these columns are also included in the totals reported in the Summary Compensation Table.

(3)
Aggregate earnings include interest, dividends and the appreciation (or depreciation) of the investments in which the accounts are held. The following amounts, representing preferential earnings relating to interest and dividends paid in 2015 on the ESU and Deferred Compensation Programs, are reported in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column of the Summary Compensation Table: Haffner—$63,422; Glassman—$50,383; Flanigan—$17,908; Davis—$7,406; and Crusa—$21,500.

(4)
Of the balances reported in this column (which are net of distributions from prior years’ deferrals), the following aggregate amounts were included in the totals reported in the Summary Compensation Table in 2013, 2014 and 2015: Haffner—$5,388,413; Glassman—$3,560,917; Flanigan—$2,894,798; Davis—$434,992 (for 2014 and 2015 only); and Crusa—$880,357.

Potential Payments upon Termination or Change in Control
This section describes the payments and benefits that may be received by our NEOs upon termination of employment, in excess of the amounts generally paid to our salaried employees upon termination of employment. In 2013, the Company entered into employment agreements and severance benefit agreements with Mr. Haffner, Mr. Glassman and Mr. Flanigan which provide for specific payments and benefits upon certain termination events or a change in control of the Company.
Employment Agreements. The employment agreements with Mr. Haffner, Mr. Glassman and Mr. Flanigan expire on the date of our annual meeting of shareholders in 2017, subject to early termination in the following circumstances:
•
Executive’s option to terminate: the executive may resign upon six months written notice; or the executive may resign upon 60 days written notice following (i) the executive does not receive a salary increase in any year, unless due to a Company-wide salary freeze; (ii) the executive is not elected to continue in his current position or is not nominated as a director of the Company; (iii) the Company is merged out of existence, sold or dissolved; or (iv) working control of the Company is lost in a proxy contest or other tender offer.

•
Termination by the Company for cause: the Company may terminate the executive for (i) conviction of a felony or any crime involving Company property; (ii) willful breach of the Code of Conduct or Financial Code of Ethics that causes significant injury to the Company; (iii) willful act or omission of fraud, misappropriation or dishonesty that causes significant injury to the Company or results in material enrichment of the executive at the Company’s expense; (iv) willful violation of specific written directions of the Board following notice of such violation; or (v) continuing, repeated, willful failure to substantially perform duties after written notice from the Board.

•
Termination following total disability: the executive’s employment may be terminated following a continuous 14-month period in which he is unable to materially perform the required services.

Following one of these termination events, the executive has continuing confidentiality obligations for Company information and trade secrets and is subject to non-compete provisions through the end of the agreement’s term, or, if later, for two years following termination. The executive will receive a pro-rated annual incentive award for the year of termination, and the Company will provide health insurance to the executive and his dependents during the non-competition period.
In addition, the Company has the right to terminate the executive at the Board’s discretion at any time upon prior written notice. Following such a termination without cause, (i) the RSUs granted in connection with his employment agreement vest immediately, (ii) all other equity-based awards generally continue to vest as if the executive were employed for the entire term, (iii) the executive receives his base salary and annual cash incentive through the remainder of the term, and (iv) the Company will provide health insurance through the remainder of the term.
Payments Due in Connection with 2015 CEO Departure. In connection with the termination of Mr. Haffner’s employment without cause, effective December 31, 2015, the Employment Agreement entitles him to continued bi-weekly base salary payments through the 2017 Annual Shareholders Meeting. The continued salary for the period January 1, 2016 through May 9, 2017 (at the rate in effect on August 15, 2015) totals $1,529,342. Mr. Haffner was also entitled to accelerated vesting on December 31, 2015 for the remaining 12,500 RSUs awarded to him in connection with the Employment Agreement. The value of the 12,500 RSUs on December 31, 2015 totals $525,250. Mr. Haffner is also entitled to medical coverage for himself, his spouse and eligible dependents through the two-year non-compete period ending December 31, 2017. The Company estimates the value of this medical coverage is $43,000.
The Employment Agreement also provides that Mr. Haffner is entitled to (i) annual cash bonuses for 2016 and a partial year through the 2017 Annual Shareholders Meeting, pursuant to the Company’s Key Officers Incentive Plan. Under this plan, Mr. Haffner’s annual bonus could range from 0% to 150% of his target bonus of  $1,299,500, depending on achievement of performance metrics for the corporate participants. The 2017 bonus payment will be prorated to reflect the partial year. The Company will make the bonus payments to Mr. Haffner by March 15 of the year following each of the performance periods. The annual incentive plan is described at page 21.
The Employment Agreement also provides continued vesting through the 2017 Annual Shareholders Meeting for all equity-based compensation awards granted to Mr. Haffner prior to August 15, 2015. These awards are described in the Outstanding Equity Awards table and accompanying footnotes on page 36. With respect to his 2014–2016 PSU award, he will be entitled to 100% vesting (rather than the two-thirds vesting he would have otherwise been entitled to as of December 31, 2015) which will pay out between 0% and 175% of the base award of 97,150 shares based upon the Company’s relative TSR performance. With respect to his 2015–2017 PSU award, he will be entitled to 78% vesting (rather than the one-third vesting he would have otherwise been entitled to as of December 31, 2015) which will pay out between

0% and 175% of the base award of 77,125 shares based upon the Company’s relative TSR performance. With respect to his 2015–2016 PGI award, he will be entitled to 100% vesting (rather than the 50% vesting he would have otherwise been entitled to as of December 31, 2015) which will pay out between 0% and 250% of the base award of 19,235 shares based upon the Company’s combined revenue growth and EBITDA margin results. The Company will issue the shares and make the cash payments with respect to each of these outstanding awards promptly after the close of their respective performance periods. The PSU and PGI programs are described at page 24.
The severance benefit agreement between Mr. Haffner and the Company automatically terminated on December 31, 2015 in connection with Mr. Haffner’s termination.
Severance Benefit Agreements. Upon a change in control of the Company, the severance agreements provide for severance payments and benefits during a specified period (the “Protected Period”) following the change in control. The Protected Period is 30 months for Mr. Glassman and 24 months for Mr. Flanigan.
In general, a change in control is deemed to occur when: (i) a shareholder acquires shares giving it ownership of 40% or more of our common stock, (ii) the current directors or their “successors” no longer constitute a majority of the Board of Directors, (iii) after a merger or consolidation with another corporation, less than 65% of the voting securities of the surviving corporation are owned by our former shareholders, or (iv) the Company is liquidated or sells substantially all of its assets to an unrelated third party.
The payments and benefits payable under the severance agreements are subject to a “double trigger”; that is, they become payable only after both (i) a change in control of the Company and (ii) the executive officer’s employment is terminated by the Company (except for cause or upon disability) or the executive officer terminates his employment for “good reason.” In general, the executive officer would have good reason to terminate his employment if he were required to relocate or experienced a reduction in job responsibilities, compensation or benefits, or if the successor company did not assume the obligations under the agreement. The Company may cure the “good reason” for termination within 30 days of receiving notice of such from the executive. Events considered grounds for termination by the Company for cause under the severance agreements are substantially the same as those in the employment agreements described above.
Upon termination of employment by the Company (other than for cause or upon disability) or by the executive for good reason following a change in control, the Company will provide the following payments and benefits:
•
Base salary through the date of termination.

•
Pro-rata annual incentive award at the maximum payout level for the year of termination.

•
Monthly severance payments: Mr. Glassman—100% of base salary and target bonus percentage multiplied by 2.5, paid over 30 months; Mr. Flanigan—100% of base salary and target bonus percentage multiplied by 2, paid over 24 months.

•
Continuation of health insurance and fringe benefits for up to 30 months for Mr. Glassman and 24 months for Mr. Flanigan, as permitted by the Internal Revenue Code, or an equivalent lump sum payment.

•
Lump sum additional retirement benefit based upon the actuarial equivalent of an additional 30 months of continuous service for Mr. Glassman and 24 months for Mr. Flanigan.

The executive is not required to mitigate the amount of any termination payment or benefit provided under his severance benefit agreement, but any health insurance or fringe benefits he may receive from a new job will reduce any benefits provided under the agreement.
The 2013 severance agreements eliminated the executives’ rights to receive (i) tax “gross-up” payments for excise taxes under Internal Revenue Code Section 280G and (ii) ”modified single trigger” severance in which the executive may elect to terminate his employment within a year after the change in control and receive a reduced severance package.
Accelerated Vesting of PSUs, PGI and Options. The terms and conditions of the PSU awards provide for “double trigger” vesting (a change in control of the Company that leads to a termination of employment), such that all outstanding PSUs will become vested with the payout percentage set at the 175% maximum. The Profitable Growth Incentive awards also have double trigger vesting, such that all outstanding PGI awards will become vested at the 250% maximum payout percentage. Stock option awards from previous years provide for immediate, “single trigger” vesting in the event of a change in control of the Company. The acceleration of equity-based award vesting upon a change in control is designed to ensure that ongoing employees receive the benefit of the transaction by having the opportunity to realize value from their equity-based awards at the time of the transaction.

The tables below provide the estimated potential payments and benefits that the NEOs (other than Mr. Haffner, discussed above) would receive in the event of any termination of employment. We have used the following assumptions and methodology to calculate these amounts:
•
Each termination of employment is deemed to have occurred on December 31, 2015. Potential payments reflect the benefits and arrangements in effect on that date.

•
The tables reflect only the additional payments and benefits the NEOs would be entitled to receive as a result of the termination of employment. Fully vested benefits described elsewhere in this proxy statement (such as deferred compensation accounts and pension benefits) and payments generally available to U.S. employees upon termination of employment (such as accrued vacation) are not included in the tables.

•
To project the value of stock plan benefits, we used the December 31, 2015 closing market price of our common stock of  $42.02 per share and a dividend yield of 3.05%.

The potential payments and benefits presented in the following tables are only estimates provided solely for disclosure purposes and may vary from the amounts that are ultimately paid in connection with an actual termination of employment.
Potential Payments upon Termination—Karl G. Glassman
	Total Disability	Executive’s Option to Terminate	Termination by Company for Cause	Termination by Company without Cause	Termination following Change in Control
Base Salary or Severance Payments				$1,130,769(1)	$3,990,000(2)
Annual Incentive		(3)	(3)	1,231,171(4)	83,160(5)
Vesting of 2013 RSU Award				472,725(6)	472,725(7)
Vesting of PSU Awards				2,888,115(6)	3,329,077(7)
Vesting of PGI Awards	$250,332(8)			750,845(6)	750,845(7)
ESU Program					1,133,999(9)
Retirement Benefit (401(k) and Excess Plan)					212,850(9)
Health Benefits	29,516(10)	29,516(10)	29,516(10)	29,516(10)	37,565(9)
Life Insurance Premium					3,840(9)
Total	$279,848	$29,516	$29,516	$6,503,141	$10,014,061
Potential Payments upon Termination—Matthew C. Flanigan
	Total Disability	Executive’s Option to Terminate	Termination by Company for Cause	Termination by Company without Cause	Termination following Change in Control
Base Salary or Severance Payments				$682,500(1)	$1,825,200(2)
Annual Incentive		(3)	(3)	661,615(4)	40,560(5)
Vesting of 2013 RSU Award				420,200(6)	420,200(7)
Vesting of PSU Awards				1,528,278(6)	1,761,586(7)
Vesting of PGI Awards	$137,643(8)			412,847(6)	412,847(7)
ESU Program					452,104(9)
Retirement Benefit (401(k) and Excess Plan)					65,707(9)
Health Benefits	39,849(10)	39,849(10)	39,849(10)	39,849(10)	39,849(10)
Life Insurance Premium					3,072(9)
Total	$177,492	$39,849	$39,849	$3,745,288	$5,021,125

Potential Payments upon Termination—Perry E. Davis
	Total Disability	Executive’s Option to Terminate	Termination by Company for Cause	Termination by Company without Cause	Termination following Change in Control
Vesting of PSU Awards					$934,414(7)
Vesting of PGI Awards					271,292(7)
Total					$1,205,706
Potential Payments upon Termination—Jack D. Crusa
	Total Disability	Executive’s Option to Terminate	Termination by Company for Cause	Termination by Company without Cause	Termination following Change in Control
Vesting of PSU Awards					$915,419(7)
Vesting of PGI Awards					263,413(7)
Total					$1,178,832

(1)
Under the 2013 employment agreements, salary continues for the term of the employment agreement (through the 2017 annual meeting of shareholders).

(2)
Monthly severance payments through the Protected Period, under the 2013 severance agreements.

(3)
The employment agreements guarantee a pro-rated annual incentive for the year of separation in the event of a voluntary termination or termination for cause. Under the Key Officers Incentive Program, however, this amount vests on December 31 of each year, so no incremental compensation would have been payable as of December 31, 2015.

(4)
In the event of a termination without cause, the executive officer will receive annual incentive payments throughout the term of the employment agreement based upon the actual annual incentive payout percentages achieved for each of the applicable years; however, we have assumed payout at 100% of target for all future years for the amounts disclosed above.

(5)
The severance agreements provide for a pro-rata annual incentive payment at the 150% maximum payout level for the year in which the termination occurs. This amount represents the difference between the executives’ actual annual incentive for the year ending December 31, 2015 and the 150% maximum payout under the severance agreements.

(6)
Following a termination without cause, equity-based awards continue to vest as if the executive officer were employed for the term of the employment agreement. These amounts assume payouts at vesting based upon projections as of December 31, 2015: a 175% payout for the 2014–2016 PSU awards, a 137% payout for the 2015–2017 PSU awards, and a 104% payout for the 2015–2016 PGI awards. Actual payouts would be based on the results at the end of the applicable performance periods. In addition, these amounts represent only the incremental portion of the award attributable to the additional vesting beyond December 31, 2015—33% for the 2014–2016 PSU awards (the other 67% was already vested on December 31, 2015), 67% for the 2015–2017 PSU awards, and 50% for the 2015–2016 PGI.

(7)
Upon a termination of employment following a change in control of the Company, the 2013 RSU awards provide for immediate 100% vesting, the PSU awards provide for payout at the 175% maximum, and the PGI awards provide for payout at the 250% maximum. These amounts represent only the incremental portion of the award attributable to the additional vesting beyond December 31, 2015—25% for the 2013 RSU awards (the other 75% was already vested on December 31, 2015), 33% for the 2014-2016 PSU awards, 67% for the 2015-2017 PSU awards, and 50% for the 2015-2016 PGI.

(8)
The PSU and PGI awards provide for vesting through 18 months after the onset of the disability leading to the executive’s termination. These amounts represent the value of the awards’ additional vesting following termination and are based on the projected payouts as of December 31, 2015.

(9)
The severance agreements provide for a continuation of health insurance, retirement plan contributions and certain fringe benefits through the Protected Period.

(10)
The employment agreements provide for continuing health insurance during the non-compete period, which is the later of two years following termination or until the 2017 annual meeting of shareholders.

The only additional compensation paid in connection with a termination of employment due to an executive officer’s death is a life insurance benefit. The life insurance coverage for our NEOs is the same as that provided to other salaried employees—a death benefit of two times base salary up to a maximum $800,000 benefit, which doubles in the event of death due to an accident.

SECURITY OWNERSHIP
Security Ownership of Directors and Executive Officers
The table below sets forth the beneficial ownership of our common stock on March 4, 2016, by the Company’s directors, the Named Executive Officers, as well as all directors and executive officers as a group.
	Number of Shares or Units Beneficially Owned
Directors and Executive Officers	Common Stock (1)	Stock Units (2)	Options Exercisable within 60 Days	Total	% of Class (3)
Robert E. Brunner, Director	21,840	3,887		25,727
Jack D. Crusa, Senior VP, President—Industrial Materials and Specialized Products Segments	130,369	97,796	170,728	398,893	0.29%
Robert G. Culp, III, Director	12,818			12,818
Perry E. Davis, Senior VP, President—Residential Furnishings Segment	62,977	36,557	55,900	155,434	0.11%
R. Ted Enloe, III, Board Chair	39,630			39,630
Manuel A. Fernandez, Director	4,093	5,596		9,689
Richard T. Fisher, Director	145,064	448		145,512	0.11%
Matthew C. Flanigan, Executive VP and Chief Financial Officer, Director	227,097	75,209	148,900	451,205	0.33%
Karl G. Glassman, President and Chief Executive Officer, Director	296.909	231,463	305,650	834,022	0.60%
David S. Haffner, former Chief Executive Officer through 12/31/2015	1,006,139	284,665	908,627	2,199,431	1.59%
Joseph W. McClanathan, Director	30,833	4,230		35,063
Judy C. Odom, Director	32,556	27,144		59,700
Phoebe A. Wood, Director	51,399	29,239		80,638
All executive officers and directors as a group (20 persons)	2,384,803	1,044,844	1,979,747	5,409,394	3.92%

(1)
Includes shares pledged as security for the following directors and officers: Fisher—50,000; all executive officers and directors as a group—94,937 (0.018% of their combined holdings). In 2013, the Company adopted a policy prohibiting future pledging of Company stock.

(2)
Stock units include shares under the Company’s Executive Deferred Stock, Executive Stock Unit, and Deferred Compensation Programs and restricted stock unit grants. Participants have no voting rights with respect to stock units. In each program, stock units are converted to shares of common stock upon distribution (although the Company intends to settle all stock units with shares of common stock, it has reserved the right to settle all or a portion of the distributions under the ESU and Deferred Compensation Programs in cash), which occurs at a specified date or upon termination of employment. None of the stock units listed are scheduled for distribution within 60 days.

(3)
Beneficial ownership of less than .1% of the class is not shown. Stock units and options exercisable within 60 days are considered as stock outstanding for the purpose of calculating the ownership percentages.

Security Ownership of Certain Beneficial Owners
The Company knows of no beneficial owner of more than 5% of its common stock as of February 16, 2016, except as set out below.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	14,341,549(1)	10.53%
State Street Corporation One Lincoln Street Boston, MA 02111	11,094,155(2)	8.2%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	10,964,505(3)	8.1%

(1)
The Vanguard Group (“Vanguard”) is deemed to have sole voting power with respect to 259,284 shares, shared voting power with respect to 13,500 shares, shared dispositive power with respect to 263,084 shares, and sole dispositive power with respect to 14,078,465 shares. This information is based on Schedule 13G/A of Vanguard filed February 10, 2016, which reported beneficial ownership as of December 31, 2015.

(2)
State Street Corporation (“SSC”) is deemed to have shared voting and shared dispositive power with respect to 11,094,155 shares. This information is based on Schedule 13G of SSC filed February 16, 2016, which reported beneficial ownership as of December 31, 2015.

(3)
BlackRock, Inc. (“BlackRock”) is deemed to have sole voting power with respect to 9,885,630 shares and sole dispositive power with respect to 10,964,505 shares. This information is based on Schedule 13G/A of BlackRock filed February 10, 2016, which reported beneficial ownership as of December 31, 2015.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors to file reports of ownership and changes in ownership of common stock with the SEC and the NYSE. We must identify in this proxy statement those persons for whom reports were not filed on a timely basis. Based solely on a review of the forms that have been filed and written representations from the reporting persons, we believe that all Section 16 filing requirements applicable to such persons were complied with during fiscal year 2015.

EQUITY COMPENSATION PLAN INFORMATION
The following table shows the number of outstanding options and shares available for future issuance under all the Company’s equity compensation plans as of December 31, 2015. All of our current equity compensation plans have been approved by our shareholders.
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders	8,552,108(1)	$21.30	17,363,132(2)(3)
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	8,552,108	$21.30	17,363,132

(1)
This number represents the stock issuable under the following plans:

Director Stock Option Plan	1,103
Flexible Stock Plan—Options	3,076,996
Flexible Stock Plan—Vested Stock Units	3,939,991
Flexible Stock Plan—Unvested Stock Units	1,534,018
Director Stock Option Plan. This is a frozen plan, and no future awards will be granted under it; however, 1,103 options remain outstanding under the plan.
Flexible Stock Plan. This includes 3,076,996 options outstanding and 5,474,009 stock units convertible to common stock. The stock units include grants of RSUs and PSUs covering 1,516,460 shares that are still subject to forfeiture if vesting conditions are not satisfied. The remaining stock units are held in our ESU, Deferred Compensation and Executive Deferred Stock Programs, and only 17,558 of those stock units are unvested. See pages 26 and 39 for descriptions of these programs.
(2)
Shares available for future issuance include: 13,066,531 shares under the Flexible Stock Plan and 4,296,601 shares under the Discount Stock Plan, a Section 423 employee stock purchase plan. Columns (a) and (b) are not applicable to stock purchase plans.

(3)
Of the 13,066,531 shares available under the Flexible Stock Plan as of December 31, 2015, shares issued as options or stock appreciation rights count as one share against the Plan, and shares issued as all other types of awards count as three shares against the Plan.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
Why did I receive these materials?
The Board of Directors is providing these materials to you in connection with its solicitation of proxies for the Company’s annual meeting of shareholders on May 17, 2016. These materials were sent to shareholders on March 30, 2016. As a Leggett shareholder, you are entitled and encouraged to vote on the proposals presented in these proxy materials. We invite you to attend the annual meeting, but you do not have to attend to be able to vote.
Where can I obtain financial information about Leggett?
Our Annual Report to Shareholders, including our Form 10-K with financial statements for 2015, is enclosed in the same mailing with this proxy statement. The Company’s Proxy Statement and Annual Report to Shareholders (including Form 10-K) are also available at www.leggett.com/proxy/2016. Information on our website does not constitute part of this proxy statement.
What shares can I vote?
The only class of outstanding voting securities is the Company’s common stock. Each share of common stock issued and outstanding at the close of business on March 4, 2016 (the “Record Date”) is entitled to one vote on each matter submitted to a vote at the annual meeting. On the Record Date, we had 134,874,366 shares of common stock issued and outstanding.
You may vote all shares of Leggett common stock you owned on the Record Date. This includes shares held directly in your name as the shareholder of record and shares held for you as the beneficial owner through a broker, trustee or other nominee, sometimes referred to as shares held in “street name.”
Shareholder of Record: If your shares are registered directly in your name with our transfer agent, Wells Fargo, you are the shareholder of record, and these proxy materials were sent to you directly. As the shareholder of record, you have the right to grant your proxy vote directly or to vote in person at the annual meeting. We have enclosed a proxy card for you to use.
Beneficial Owner: If you hold shares in a brokerage account or through some other nominee, you are the beneficial owner of the shares, and these proxy materials were delivered by the broker, trustee or nominee, together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote your shares by proxy. Although you are invited to attend the annual meeting, you may not vote these shares in person unless you obtain a legal proxy from the broker, trustee or nominee.
How do I submit my vote?
You may vote your shares (i) online at www.proxypush.com/leg, (ii) by signing and returning the proxy or voting instruction card, or (iii) in person at the meeting. If you vote online, you do not need to return your proxy or voting instruction card, but you will need to have it in hand when you access the voting website. Specific voting instructions are found on the proxy card or voting instruction card included with this proxy statement.
The Board recommends you vote FOR each of the director nominees in Proposal 1, the ratification of PwC in Proposal 2 and the approval of named executive officer compensation in Proposal 3. All shares for which proxies have been properly submitted and not revoked will be voted at the annual meeting in accordance with your instructions. If you returned a signed proxy card without marking one or more proposals, your proxy will be voted in accordance with the Board’s recommendations.
Can I change my vote?
Shareholder of Record: If you are a shareholder of record, you may change your vote or revoke your proxy any time before the annual meeting by (i) submitting a valid, later-dated proxy, (ii) submitting a valid, subsequent vote online, (iii) notifying the Company’s Secretary that you have revoked your proxy, or (iv) completing a written ballot at the annual meeting.

Beneficial Owner: If you hold shares as the beneficial owner, you may change your vote by (i) submitting new voting instructions to your broker, trustee or nominee or (ii) voting in person at the annual meeting if you have obtained a legal proxy from your broker, trustee or nominee.
How many votes are needed to conduct business at the annual meeting?
A majority of the outstanding shares of common stock entitled to vote must be present at the annual meeting, or represented by proxy, in order to meet the quorum requirement to transact business. Both abstentions and broker non-votes (described below) are counted in determining a quorum. If a quorum is not present, the annual meeting will be adjourned for no more than 90 days to reach a quorum.
What vote is required to elect a director?
A director nominee must receive the affirmative vote of a majority of those shares present (either in person or by proxy) and entitled to vote.
As required by our Corporate Governance Guidelines, each nominee has submitted a contingent resignation to the Nominating & Corporate Governance Committee in order to be nominated for election as a director. If a nominee fails to receive a majority of the votes cast in the director election, the N&CG Committee will make a recommendation to the Board of Directors whether to accept or reject the director’s resignation and whether any other action should be taken. If a director’s resignation is not accepted, that director will continue to serve until the Company’s next annual meeting or until his or her successor is duly elected and qualified. If the Board accepts the resignation, it may, in its sole discretion, either fill the resulting vacancy or decrease the size of the Board to eliminate the vacancy.
What vote is required to approve the other proposals?
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote is required for ratification of PwC as Leggett’s independent registered public accounting firm. Since the vote on named executive officer compensation is an advisory vote, the Board will give due consideration to the outcome; however, that proposal is not approved as such.
What is the effect of an “abstention” vote on the election of directors and other proposals?
A share voted “abstain” with respect to any proposal is considered present and entitled to vote with respect to that proposal. For the proposals requiring a majority vote in order to pass, an abstention will have the effect of a vote against the proposal.
What is the effect of a “broker non-vote?”
If you are the beneficial owner of shares held through a broker or other nominee and do not vote your shares or provide voting instructions, your broker may vote for you on “routine” proposals but not on “non-routine” proposals. Therefore, if you do not vote on the non-routine proposals or provide voting instructions, your broker will not be allowed to vote your shares—this will result in a broker non-vote. Broker non-votes are not counted as shares present and entitled to vote, so they will not affect the outcome of the vote. All proposals on the agenda are non-routine, other than the ratification of PwC as the Company’s auditor.
Who pays the cost of soliciting votes at the annual meeting?
Leggett is making this solicitation and will pay the full cost of preparing, printing, assembling and mailing these proxy materials. Upon request, we will also reimburse brokers and other nominees for forwarding proxy and solicitation materials to shareholders.
We have hired Alliance Advisors, LLC to assist in the solicitation of proxies by mail, telephone, in person or otherwise. Alliance’s solicitation fees are expected to be $4,500 plus expenses. If necessary to ensure sufficient representation at the meeting, Company employees, at no additional compensation, may request the return of proxies.
Where can I find the voting results of the annual meeting?
We will announce preliminary voting results at the annual meeting and plan to issue a press release promptly after the meeting. Within four business days after the annual meeting, we will file a Form 8-K reporting the vote count.

What should I do if I receive more than one set of proxy materials?
You may receive multiple sets of proxy materials if you hold shares in more than one brokerage account or if you are a shareholder of record and have shares registered in more than one name. Please vote the shares on each proxy card or voting instruction card you receive.
We have adopted “householding” which allows us, unless a shareholder withholds consent, to send one set of proxy materials to multiple shareholders sharing the same address. Each shareholder at a given address will receive a separate proxy card. If you currently receive multiple sets of proxy materials and wish to have your accounts householded, or if you want to opt out of householding, call Wells Fargo Shareowner Services at 800-468-9716 or send written instructions to Wells Fargo Shareowner Services, Attn: Leggett & Platt, Incorporated, P.O. Box 64854, St. Paul, MN 55164-0854. You will need to provide your Wells Fargo account number, which can be found on your proxy card.
Many brokerage firms practice householding as well. If you have a householding request for your brokerage account, please contact your broker.
How may I obtain another set of proxy materials?
If you received only one set of proxy materials for multiple shareholders of record and would like us to send you another set this year, please call 800-888-4569 or write to Leggett & Platt, Incorporated, Attn: Investor Relations, No. 1 Leggett Road, Carthage, MO 64836. You can also access a complete set of proxy materials (the Notice of Meeting, Proxy Statement, and Annual Report to Shareholders including Form 10-K) online at www.leggett.com/proxy/2016. To ensure that you receive multiple copies in the future, please contact your broker or Wells Fargo at the number or address in the preceding answer to withhold your consent for householding.
What is the deadline to propose actions for next year’s annual meeting or to nominate a director?
Shareholders may propose actions for consideration at future annual meetings either by presenting them for inclusion in the Company’s proxy statement or by soliciting votes independent of our proxy statement. To be properly brought before the meeting, all shareholder actions must comply with our bylaws, as well as SEC requirements under Regulation 14A. Leggett’s bylaws are posted on our website at www.leggett-search.com/governance. Notices specified for the types of shareholder actions set forth below must be addressed to Leggett & Platt, Incorporated, Attn: Corporate Secretary, No. 1 Leggett Road, Carthage, MO 64836.
Shareholder Proposal Included in Proxy Statement: If you intend to present a proposal at the 2017 annual meeting, SEC rules require that the Corporate Secretary receive the proposal at the address given above by November 30, 2016 for possible inclusion in the proxy statement. We will decide whether to include a proposal in the proxy statement in accordance with SEC rules governing the solicitation of proxies.
Shareholder Proposal Not Included in Proxy Statement: If you intend to present a proposal at the 2017 annual meeting by soliciting votes independent of the Company’s proxy statement, Section 1.2 of our bylaws requires that the Company receive timely notice of the proposal—no earlier than January 17, 2017 and no later than February 16, 2017. This notice must include a description of the proposed business, your name and address, the number of shares you hold, any of your material interests in the proposal, and other matters specified in the bylaws. The nature of the business also must be appropriate for shareholder action under applicable law. The bylaw requirements also apply in determining whether notice is timely under SEC rules relating to the exercise of discretionary voting authority.
Director Nominee Included in Proxy Statement: If you wish to recommend a director candidate to the N&CG Committee for possible inclusion in the proxy statement, please see the requirements described under Consideration of Director Nominees and Diversity on page 5.
Director Nominee Not Included in Proxy Statement: If you intend to nominate a director candidate for election at the 2017 annual meeting outside of the Company’s nomination process, our bylaws require that the Company receive timely notice of the nomination—no earlier than January 17, 2017 and no later than February 16, 2017. This notice must provide the information specified in Section 2.2 of the bylaws, including your name and address, the number of shares each of you and the nominee hold, and the name, address and occupation of each proposed nominee.

Driving Directions to the Wright Conference Center
No. 1 Leggett Road, Carthage, Missouri

Leggett & Platt®
INCORPORATED

1. Visitor entrance
2. Conference Centers entrance

2
CONFERENCE CENTERS
N
W
E
S
1
MAIN ENTRANCE
LEGGETT & PLATT CORPORATE CAMPUS
LEGGETT RD

LEGGETT RD
BROOKLYN HEIGHTS EXIT
96
LEGGETT & PLATT
NORTH TO KANSAS CITY
CENTRAL AVE
CENTRAL AVE/ WEBB CITY EXIT
CARTHAGE
171
WEST TO WEBB CITY
FIR RD/HH HIGHWAY
N
W
E
S
49
249
44
49
EAST TO SPRINGFIELD
SOUTH TO NEOSHO
WEST TO JOPLIN and TULSA, OK
49
SOUTH TO FAYETTEVILLE, AR

ANNUAL MEETING OF SHAREHOLDERS

proxy

This proxy is solicited on behalf of the Board of Directors.

The undersigned shareholder of Leggett & Platt, Incorporated, a Missouri corporation (the "Company"), hereby acknowledges receipt of the Notice of 2016 Annual Meeting of Shareholders, the accompanying Proxy Statement and the Annual Report for the fiscal year ended December 31, 2015, and hereby appoints Karl G. Glassman and John G. Moore as proxies and attorneys-in-fact, with full power of substitution to represent the undersigned at the 2016 Annual Meeting of Shareholders of the Company to be held on May 17, 2016 at 10:00 a.m. Central Time at the Company's headquarters, located at No. 1 Leggett Road, Carthage, Missouri 64836, and at any adjournment thereof, and to vote all shares that the undersigned would be entitled to vote if personally present.

THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR ALL NOMINEES TO THE BOARD OF DIRECTORS, FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND FOR APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION AS DESCRIBED IN THE COMPANY'S PROXY STATEMENT. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

PLEASE VOTE BY INTERNET OR MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

See reverse for voting instructions.

Leggett & Platt INCORPORATED
Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address change? Check this box and indicate changes below: ☐

Return Your Proxy by Mail or Vote by Internet 24 Hours a Day, 7 Days a Week

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET – www.proxypush.com/leg
Use the Internet to vote your proxy until 5:00 p.m. (CT) on May 16, 2016.

Mail – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet, you do NOT need to mail back your Voting Instruction Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3.

1. Election of directors:

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
a. Robert E. Brunner	☐	☐	☐	**f.** Karl G. Glassman	☐	☐	☐
b. Robert G. Culp, III	☐	☐	☐	**g.** Joseph W. McClanathan	☐	☐	☐

Please fold here – Do not separate

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
c. R. Ted Enloe, III	☐	☐	☐	**h.** Judy C. Odom	☐	☐	☐
d. Manuel A. Fernandez	☐	☐	☐	**i.** Phoebe A. Wood	☐	☐	☐
e. Matthew C. Flanigan	☐	☐	☐				

3. An advisory vote to approve named executive officer compensation as described in the Company's proxy statement. ☐ For ☐ Against ☐ Abstain

IN THEIR DISCRETION, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

Date ______________________________

Signature(s) in Box

Please sign exactly as your name appears on this card. If stock is jointly owned, all parties must sign. Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers should indicate the capacity in which they are signing.